                         IMO INDUSTRIES INC.
                              ------

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                           MAY 18, 1995
                              ------

To the Stockholders of Imo Industries Inc.:

The Annual Meeting of Stockholders of Imo Industries Inc. (the "Company") will be held at 10 a.m., local time, on Thursday, May 18, 1995 at the Princeton Marriott, Forrestal Village, 201 Village Boulevard, Princeton, New Jersey, for the following purposes:


       1. To elect two Class III directors, to serve until the expiration of their three-year terms and until their successors are elected;

       2. To consider and vote upon a proposal to amend the Company's Equity Incentive Plan for Key Employees;

       3. To consider and vote upon a proposal to approve the Company's 1995 Equity Incentive Plan for Outside Directors;

       4. To consider and vote upon the election of Ernst & Young LLP as auditors for the Company for its 1995 fiscal year; and

       5. To consider such other matters as may properly come before the Annual Meeting and any adjournment thereof.


   The Board of Directors has fixed the close of business on March 24, 1995 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting.

A copy of the Company's Annual Report for its fiscal year ended December 31, 1994 is being mailed to stockholders together with this Notice.

   Whether or not you expect to attend the Annual Meeting in person, please fill in, sign and return the enclosed form of proxy in the envelope provided.

                              By Order of the Board of Directors,
                              /s/ THOMAS J. BIRD
                              -------------------------
                              THOMAS J. BIRD
                              Executive Vice President,
                              General Counsel and
                              Secretary

April 5, 1995
Lawrenceville, New Jersey

                             IMO INDUSTRIES INC.
                                  ------

This Proxy Statement and the accompanying form of proxy, which are first being mailed to stockholders on or about April 5, 1995, are furnished in connection with the solicitation by the Board of Directors of Imo Industries Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10 a.m., local time, on Thursday, May 18, 1995 and at any adjournment thereof, at the Princeton Marriott, Forrestal Village, 201 Village Boulevard, Princeton, New Jersey. The Company's principal executive offices are located at 1009 Lenox Drive, Lawrenceville, New Jersey 08648.

Shares represented by proxies in the accompanying form, if properly signed and returned, will be voted in accordance with the specifications made thereon by the stockholders. Any proxy not specifying to the contrary will be voted for the election of the nominees for directors named below and in favor of the adoption of proposals 2, 3 and 4 referred to in the Notice of Annual Meeting. A stockholder who signs and returns a proxy in the accompanying form may revoke it at any time before it is voted by giving written notice thereof to the Secretary of the Company.
As of the close of business on March 24, 1995, the Company had outstanding 17,025,193 shares of Common Stock, $1.00 par value. A majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting.

Only holders of Common Stock of record at the close of business on March 24, 1995 will be entitled to notice of and to vote at the Annual Meeting. Each holder of shares of Common Stock will have the right to one vote for each share standing in such holder's name on the books of the Company as of the close of business on the record date.

If a stockholder is a participant in the Company's Employees Stock Savings Plan and the accounts are registered in the same name, the proxy card will also serve as voting instructions to the trustees of the plan as to the voting of shares held in the plan. With respect to shares held in the plan for which proxy cards are not returned, those shares will be voted by the trustee in the same proportion as shares for which voting instructions have been received.

The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. Such solicitation will be made by mail and may also be made on behalf of the Company by the Company's regular officers and employees in person or by telephone or other means of communication. Georgeson & Company Inc. has been retained by the Company to assist in the solicitation of proxies at a fee, including expenses, of approximately $12,500. The Company, upon request therefor, will reimburse brokers or persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy material to beneficial owners.

                  BENEFICIAL OWNERSHIP OF COMMON STOCK

CERTAIN BENEFICIAL OWNERS

   The following table sets forth, as of March 1, 1995, the amount and percentage of the Company's Common Stock beneficially owned by each person who is known to the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock.

                                                  Shares      Percentage of
         Name and                              Beneficially    Outstanding
         Address                                  Owned       Common Stock
                                             --------------   -------------
FMR Corp.  ................................    2,047,500(1)         12.1%
82 Devonshire Street  .....................
Boston, MA 02109  .........................

The Prudential Insurance Company of
 America .................................     1,828,480(2)         10.6%
Prudential Plaza  .........................
Newark, New Jersey 07102-3777  ............

State of Wisconsin Investment Board  ......    1,607,000             9.5%
P.O. Box 7842  ............................
Madison, Wisconsin 53707...................

C.S. McKee & Co.  .........................    1,138,050             6.7%
1 Gateway Center  .........................
Pittsburgh, Pennsylvania 15222  ...........

- ------
(1) As reported as beneficially owned by FMR Corp. as of December 31, 1994 in a filing made with the Securities and Exchange Commission.

(2) Of these shares, 200,000 shares are purchasable upon exercise of a currently exercisable warrant.

OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the amount and percentage of the Company's outstanding Common Stock beneficially owned on March 1, 1995 by each director, nominee for director and executive officer named in the Summary Compensation Table set forth below under "Executive Compensation" and by all directors and executive officers as a group.

                                                                   Shares        Percentage of
      Name of Individual                                        Beneficially      Outstanding
      or Identity of Group                                        Owned(1)     Common Stock(2)
                                                                               ---------------
Donald K. Farrar  ..........................................      216,770(3)          1.3%
James B. Edwards  ..........................................       81,000(4)            --
J. Spencer Gould.  .........................................      102,200(5)            --
Richard J. Grosh  ..........................................       80,856(6)            --
Carter P. Thacher  .........................................      105,000(4)            --
Donald C. Trauscht  ........................................           --               --
Arthur E. Van Leuven  ......................................       46,000(7)            --
William M. Brown  ..........................................       24,145(8)            --
John J. Carr  ..............................................       62,417(9)            --
Brian Lewis  ...............................................      19,255(10)            --
Gary E. Walker  ............................................      27,191(11)            --
All directors and executive officers as a group (16
  persons) .................................................     847,927(12)          4.8%

- ------
 (1) Information furnished by the directors and executive officers. Unless otherwise indicated, such persons have sole voting and sole investment power with respect to these shares.

 (2) Less than 1% unless otherwise indicated.

 (3) This total includes 70,000 shares owned by Mr. Farrar pursuant to restricted stock awards under the Company's Equity Incentive Plan for Key Employees and 1,770 shares owned by Mr. Farrar through the Company's Employees Stock Savings Plan.

 (4) This total includes 80,000 shares as to which the named individual holds currently exercisable options to acquire under the Company's Equity Incentive Plan for Outside Directors.

 (5) This total includes 80,000 shares as to which Mr. Gould holds currently exercisable options to acquire under the Company's Equity Incentive Plan for Outside Directors. This total also includes 200 shares that are held by Mr. Gould's wife, and Mr. Gould disclaims beneficial ownership of these shares.

 (6) This total includes 80,000 shares as to which Dr. Grosh holds currently exercisable options to acquire under the Company's Equity Incentive Plan for Outside Directors. This total also includes 400 shares that are held by Dr. Grosh's wife, and Dr. Grosh disclaims beneficial ownership of these shares.

 (7) This total includes 40,000 shares as to which Mr. Van Leuven holds currently exercisable options to acquire under the Company's Equity Incentive Plan for Outside Directors and 6,000 shares held by a trust of which Mr. Van Leuven is trustee and settlor.

 (8) This total includes 15,286 shares as to which Mr. Brown holds currently exercisable options to acquire under the Company's Equity Incentive Plan for Key Employees and 3,859 shares owned by Mr. Brown through the Company's Employees Stock Savings Plan.

 (9) This total includes 46,250 shares as to which Mr. Carr holds currently exercisable options to acquire under the Company's Equity Incentive Plan for Key Employees and 4,067 shares owned by Mr. Carr through the Company's Employees Stock Savings Plan.

(10) This total includes 18,255 shares as to which Mr. Lewis holds currently exercisable options to acquire under the Company's Equity Incentive Plan for Key Employees.

(11) This total includes 22,693 shares as to which Mr. Walker holds currently exercisable options to acquire under the Company's Equity Incentive Plan for Key Employees and 3,798 shares owned by Mr. Walker through the Company's Employees Stock Savings Plan.

(12) This total includes the shares purchasable upon the exercise of the options referred to in footnotes (4) through (11) above and an additional 45,352 shares purchasable upon the exercise of options by other executive officers included in this group.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons that no year-end reports on Forms 5 under Section 16(a) were required for those persons, the Company believes that, during the period January 1, 1994 through December 31, 1994, all filing requirements applicable to its officers and directors were complied with.

                            ELECTION OF DIRECTORS

The Company's By-Laws provide that the directors of the Company shall be divided into three classes, designated as Class I, Class II and Class III, and that at each annual meeting of stockholders of the Company successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term. The classes are staggered so that the term of one class expires each year. The terms of the Class III directors expire in 1995, and each third year thereafter; the terms of the Class I directors expire in 1996 and each third year thereafter; and the terms of the Class II directors expire in 1997 and each third year thereafter. Accordingly, the Class III directors are to be elected at the Annual Meeting.

   The number of directors constituting the entire Board of Directors is determined by the vote of a majority of the members of the Board of Directors and is currently fixed at seven members. Two Class III directors are to be elected at the Annual Meeting. The Class III directors will serve for a term of three years and until their successors have been duly elected.

   The Board of Directors has nominated Donald K. Farrar and Donald C. Trauscht for election as Class III directors, both of whom are incumbent directors. All proxies will be voted for the election of these nominees unless authority to vote for the election of a nominee is withheld. If any nominee becomes unavailable for any reason, it is intended that the proxies will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that either nominee will be unable or unwilling to serve as a director if elected and does not intend to nominate any person in addition to or in lieu of these nominees.

The two candidates for Class III directors receiving the highest number of votes cast at the Annual Meeting will be elected. Stockholders are not entitled to cumulate votes in the election of directors. Shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and as to which the broker or nominee does not have discretionary voting power, i.e., broker non-votes, and abstentions will not have any effect on the election of directors inasmuch as they will not represent votes cast at the Annual Meeting for the purpose of electing directors.

Under the Company's By-Laws, no stockholder may nominate a candidate for election as a director unless information concerning such candidate equivalent to the information contained herein about the Board of Directors' nominees has been submitted to the Board of Directors at least 45 days before the date of the meeting of stockholders for the election of directors at which such nomination is proposed to be made. Any vacancy occurring on the Board of Directors for any reason may be filled by a majority of the directors then in office until the expiration of the term of the class of directors in which the vacancy exists.

   The names of the nominees for Class III directors and the Class I and Class II directors who will continue in office after the Annual Meeting until the expiration of their respective terms, together with certain information regarding them, are as follows:

                                             Principal                 Director      Year Term
         Name            Age                Occupation                   Since      Will Expire
- --------------------   -----   -----------------------------------    ----------   -------------
                    Nominees for Class III Directors
Donald K. Farrar  ...    56    Chairman of the Board of Directors,       1993       1998*
                               President and Chief Executive Officer
                               of the Company

Donald C. Trauscht  .    61    Chairman and Chief Executive Officer      1995       1998*
                               of Borg-Warner Security Corporation
- ------
  * If elected at the Annual Meeting.
                     Directors Continuing in Office
Class I Directors
J. Spencer Gould.  ..    72    Retired; formerly Vice President,         1986       1996
                               Finance and Chief Financial Officer of
                               The Stanley Works

Richard J. Grosh  ...    67    Independent consultant; formerly          1987       1996
                               Chairman and Chief Executive Officer
                               of Ranco, Inc.

Arthur E. Van Leuven     69    Retired; formerly Chairman and Chief      1990       1996
                               Executive Officer of Transamerica
                               Finance Group, Inc. and Executive
                               Vice President of Transamerica
                               Corporation
Class II Directors
James B. Edwards  ...    67    President of the Medical University of    1986       1997
                               South Carolina

Carter P. Thacher  ..    68    Chairman of Wilbur-Ellis Company          1986       1997


   Donald K. Farrar has served as the Chief Executive Officer and President of the Company since September 1993 and as the Company's Chairman of the Board since June 1994. From 1985 until December 1989, Mr. Farrar served as Senior Executive Vice President, Operations and a director of Textron, Inc. Prior thereto, he served in various positions, including President, Chief Operating Officer and a director of the Avco Corporation group of companies until its 1985 acquisition by Textron. From January 1990 until joining the Company, Mr. Farrar was a private investor.

   James B. Edwards is the President of the Medical University of South Carolina located in Charleston, South Carolina. Prior to assuming this position in November 1982, Dr. Edwards served as Governor of the State of South Carolina from January 1975 through January 1979. From February 1979 through December 1981, Dr. Ed- wards was in private practice as a maxiofacial surgeon. In January 1981, Dr. Edwards was named United States Secretary of Energy and held that position until November 1982. Dr. Edwards serves as a director of Wachovia Bank of South Carolina, Phillips Petroleum Company, Brendle's Inc., SCANA Corporation, Encyclopaedia Britannica, Inc., WMX Technologies, Inc. and National Data Corporation.

J. Spencer Gould is retired. From May 1982 to November 1987 Mr. Gould was Vice President, Finance and Chief Financial Officer of The Stanley Works, a manufacturer of tools, hardware and related products, based in New Britain, Connecticut. From 1957 through April 1982, Mr. Gould was a senior partner with Arthur Young & Company. Mr. Gould serves as a director of Arrow Electronics, Inc.

   Richard J. Grosh is an independent consultant. From 1976 to 1987 he served as Chairman and Chief Executive Officer of Ranco, Inc., a manufacturer of automated controls located in Columbus, Ohio.

   Carter P. Thacher is the Chairman of Wilbur-Ellis Company, an export/import company based in San Francisco, California, the principal business of which is the domestic sale and distribution of agricultural chemical products. Mr. Thacher has served in this position since January 1967, and from January 1967 to December 1988 he also served as Chief Executive Officer.

   Donald C. Trauscht was appointed a Class III director by the Board of Directors effective April 1, 1995 to fill a vacancy. He is the Chairman, Chief Executive Officer, a director and former President of Borg-Warner Security Corporation. Mr. Trauscht has held various positions with Borg-Warner Corporation since 1967, including Chairman and Chief Executive Officer of Borg-Warner Corporation and other executive positions in finance, strategy, business development and acquisitions. Prior to joining Borg-Warner Corporation, he served as President of Langevin Company, a California electronics manufacturer. Mr. Trauscht is also a director of Baker Hughes Incorporated, Esco Electronics Corporation, Borg-Warner Automotive, Inc., Thiokol Corporation and Blue Bird Corporation.

   Arthur E. Van Leuven is retired. From 1977 to 1990 Mr. Van Leuven served as Chairman and Chief Executive Officer of Transamerica Finance Group, Inc., and from 1984 to 1990 he was additionally an Executive Vice President and a director of Transamerica Corporation, an insurance and financial service company based in San Francisco, California. From 1992 to 1993, Mr. Van Leuven served as the Chairman and President of IGYS Sys- tems, Inc., located in Los Alamitos, California.

   During 1994, the Board of Directors held 13 meetings. None of the directors attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors plus the total number of meetings of all committees of the Board of Directors on which he served that were held during 1994.

DIRECTOR COMPENSATION

 In addition to expenses of attendance, which are paid to all directors, directors of the Company who are not also employees of the Company are currently paid an annual retainer of $18,000 for their services, a fee of $850 for each Board of Directors meeting attended, and a fee of $850 for each committee meeting attended, except that directors who attend more than one committee meeting in any one day are paid the fee for a single committee meeting, and directors who attend Board or committee meetings by telephone conference are entitled to receive $425 per meeting attended. Chairmen of committees are paid an additional annual fee of $1,500. To reflect more typical industry practice, commencing May 18, 1995, fees for attendance at meetings of the Board of Directors will be increased from $850 to $1,000 per meeting attended and from $425 to $500 per Board meeting attended by telephone conference, and annual fees for chairmen of committees will be increased from $1,500 to $2,000. Directors who are also employees of the Company are not separately compensated for services rendered as directors.

   During 1994, in addition to standard directors fees paid to non-employee directors, the Company paid consulting fees to two former directors of the Company, each of whom was previously an executive officer, for providing consulting services to permit the Company to benefit during the time of transition from such person's knowledge, expertise and services while an active employee. William J. Holcombe, who retired as a director in July 1994 and as Chairman of the Board in June 1994, was paid $466,667 in consulting fees during 1994 pursuant to an agreement dated January 1, 1993 and amended on July 19, 1994. This agreement expired on December 31, 1994. Stephen F. Agocs, who retired as a director on December 31, 1994, was paid $30,000 in consulting fees during 1994 pursuant to a consulting agreement that terminated in April 1994.

Under the Company's Equity Incentive Plan for Outside Directors (the "1988 Director Plan"), each person who was an outside director prior to July 1, 1990 was granted an option to purchase 80,000 shares of the Company's Common Stock, and each person who became an outside director after that date and prior to March 23, 1995 was granted an option to purchase 40,000 shares. The exercise price of each option granted under the 1988 Director Plan was equal to 100% of the fair market value of a share of the Company's Common Stock on a date five business days after the option was granted. Options for the purchase of 80,000 shares of the Company's Common Stock have been granted to four of the Company's outside directors at an exercise price of $16.1875 per share, and options for the purchase of 40,000 shares of the Company's Common Stock have been granted to another outside director at an exercise price of $10.375 per share.

The Board of Directors proposes to replace the 1988 Director Plan with the 1995 Equity Incentive Plan for Outside Directors (the "1995 Director Plan"). Outside directors who join the Board after March 22, 1995 are not entitled to receive stock options under the 1988 Director Plan. Options currently outstanding under the 1988 Director Plan will continue in effect and may be exercised in accordance with their respective terms.

   If the 1995 Director Plan is approved by the stockholders at the Annual Meeting, the compensation to be paid by the Company to its outside directors will change. In lieu of receiving an annual cash retainer of $18,000, each outside director will receive annual compensation consisting of a cash retainer of $12,000, restricted stock awards of 1,000 shares of the Company's Common Stock and non-qualified stock options exercisable for the purchase of 4,000 shares of the Company's Common Stock. For additional information, see "Approval of the 1995 Equity Incentive Plan for Outside Directors."

COMMITTEES OF THE BOARD OF DIRECTORS

   The Board of Directors has the following committees:

   Audit Committee. The Audit Committee is comprised of not fewer than three members of the Board of Directors, all of whom must be outside directors. Its primary functions are to: (i) recommend the appointment of independent auditors and review the fees charged by them; (ii) consult with independent auditors with regard to the scope and timing of the annual audit; (iii) review the audited financial statements, audit report and management letter;
(iv) consult with independent auditors and internal audit management with regard to the adequacy of internal controls; (v) consult with Company management regarding the performance and adequacy of the internal auditing staff; and (vi) perform such collateral advisory and consulting services as the Board of Directors may request or the Audit Committee deems appropriate for the purpose of maintaining sound and adequate financial reporting and auditing practices. The members of the Audit Committee are Mr. Gould, Chairman, Mr. Thacher and Dr. Grosh. During 1994, the Audit Committee held five meetings.

   Compensation Committee. The Compensation Committee is comprised of not fewer than three members of the Board of Directors, all of whom must be outside directors. Its primary functions are to: (i) recommend and approve compensation philosophy and guidelines for the Company's executive and managerial group, including the Company's chief executive officer and chief operating officer; (ii) approve an appropriate compensation level for the chief executive officer and the chief operating officer based on personal performance and responsibilities as well as compensation practices for like executives in competitive industries and other industries, subject to final approval of the Board of Directors; (iii) review and approve the chief executive's recommendations for the compensation of individuals in the management group, subject to final approval of the Board of Directors; (iv) perform all of the foregoing with respect to the adoption and implementation of any bonus system or a stock option plan applicable to the executive and managerial group; (v) review and advise the Board of Directors on management succession planning; (vi) undertake studies with Company employees or outside consultants to determine the competitiveness of Company benefit plans as to content and cost; (vii) make recommendations to the Board of Directors and management, as appropriate, as to amendments, discontinuations and initiations of benefit plans; (viii) independently, or with the cooperation of the Audit Committee, maintain an active level of knowledge as to the funding status of the various pension plans of the Company as well as the performance of the investment mediums for those plans; and (ix) perform such collateral advisory and consulting services as the Board of Directors may request or the Compensation Committee deems appropriate to its stated purposes. The members of the Compensation Committee are Dr. Grosh, Co-Chairman, Mr. Thacher, Co-Chairman, Dr. Edwards and Mr. Gould. During 1994, the Compensation Committee held six meetings.

   Executive Committee. The Executive Committee is comprised of not fewer than three members of the Board of Directors, one of whom must be the Chairman of the Board and the majority of whom must be outside directors. Its function is to act on behalf of the full Board of Directors between Board meetings, and it has commensurate authority to so act by majority vote. The Executive Committee does not have the power to amend the Certificate of Incorporation, amend the By-Laws, declare dividends, issue stock, or authorize or recommend to the stockholders the merger or dissolution of the Company. Likewise, the Executive Committee does not have the power to sell, lease or exchange all or substantially all of the property and assets of the Company or to recommend such action to the stockholders. The members of the Executive Committee are Mr. Van Leuven, Chairman, Dr. Grosh and Mr. Farrar. During 1994, the Executive Committee held no meetings.

   Nominating Committee. The Nominating Committee is comprised of not fewer than three members, one of whom shall be the Chairman of the Board. Its primary functions are to: (i) recommend to the Board of Directors individuals to fill Board vacancies; (ii) develop specifications and criteria for Board membership; (iii) consider and advise the Board of Directors on matters relating to the composition and organization of the Board of Directors, including the formation, composition and function of committees of the Board; and (iv) perform such collateral advisory and consulting services as the Board of Directors may request or the Nominating Committee deems appropriate to its stated purposes. The members of the Nominating Committee are Dr. Edwards, Chairman, Mr. Thacher and Mr. Van Leuven. During 1994, the Nominating Committee held two meetings.

   The Board of Directors may from time to time by resolution create such other committees for such purposes and with such powers and duties as the Board of Directors prescribes by resolution.

                         EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The Compensation Committee of the Company's Board of Directors (the "Committee") has furnished the following report on compensation with respect to the executive officers of the Company, as defined under the rules of the Securities and Exchange Commission.

   The Committee is comprised of the non-employee directors of the Company listed at the end of this report. No member of the Committee has any insider or interlocking relationship with the Company, as these terms are defined under rules of the Securities and Exchange Commission. The Committee is responsible for developing and recommending the Company's executive compensation principles, policies and programs to the Board of Directors. In addition, the Committee recommends to the Board of Directors, on an annual basis, the compensation to be paid to the Chief Executive Officer (the "CEO") other than compensation established pursuant to provisions of his employment contract and, with advice from the CEO, to each of the other executive officers of the Company, including the executive officers named below in the Summary Compensation Table.

The Committee works with an outside compensation consultant and supports its compensation decisions by analysis of published surveys and periodic special studies.

COMPENSATION PHILOSOPHY

This report reflects the Company's compensation philosophy as adopted by the Committee and endorsed by the Board of Directors. The Company's compensation programs have been designed to support and reinforce its long-term business strategy and link pay to stockholder value. The programs provide executive officers and other key employees with the opportunity to earn market competitive salaries and incentive compensation related to performance expectations approved by the Board. The objectives of the Company's executive compensation program, as developed by the Committee and subject to periodic review, are to:

   o Align compensation program design with the goals and key performance measures and expectations of the Company and each business unit.

   o Attract and retain high-quality executives with experience in the Company's markets.

   o Reward executives based on performance as measured by corporate and business unit financial results, strategic achievements and individual contributions.

   o Align executives' interests with the long-term interests of stockholders by enabling significant Company stock ownership.

   The Company achieves these goals through a compensation strategy of competitive salaries, annual incentive and stock ownership opportunities.

   Section 162(m) of the Internal Revenue Code (the "Code") precludes tax deductions for compensation paid in excess of $1 million to certain executive officers unless specified conditions are met. Based on current pay levels and the design of existing compensation plans, the Committee believes that any tax deductions that may be lost by reason of Section 162(m) for such compensation would not be material for the foreseeable future. As discussed below, it is the Committee's intent to have the Company's Equity Incentive Plan for Key Employees (the "Equity Incentive Plan") conform to Section 162(m) conditions that permit tax deductions.

PAY POSITIONING

   The Committee's executive compensation program is designed to provide an opportunity for compensation, through the three components described below, that varies with performance relative to a peer group of 36 companies. The peer group serves as the comparison group for pay and includes most of the companies that are in the performance comparison reflected in the performance graph shown below. Companies were selected for the peer group based on five criteria, which are: (i) the company's stock is publicly traded, (ii) the company operates with multiple lines of business, (iii) the company manufactures engineered industrial products, (iv) the company operates globally, with a mix of domestic and international businesses, and (v) the company has overall revenues within a range of $200 million to $8 billion. The pay levels determined from these 36 companies are adjusted to reflect the Company's revenue size. Of the 36 companies in the peer group, nine are included in the S&P Manufacturing (Diversified Industrials) Index, which is reflected in the performance graph shown below. The Committee believes that comparison to these pay and performance groups is appropriate. Competitive levels of pay for purposes of compensation comparison are obtained from compensation consultants.

   Total cash compensation (base salary plus annual incentive) is targeted at the median of the peer group total cash compensation for comparable executive position responsibilities and company and business unit size. Total cash compensation is sufficiently variable so that performance that is above targeted performance, as approved annually by the Board, will result in pay that is above median levels of total cash compensation, and performance that is below targeted levels will result in pay that is below median levels of total cash compensation. Long-term incentive compensation has been targeted to be comparable to the median of the peer group, after adjustment for the Company's revenue size.

PAY MIX AND MEASUREMENT FOR EXECUTIVE OFFICERS

The compensation of executive officers of the Company includes: (i) base salary, (ii) annual incentive cash bonuses ("Executive Incentive Compensation"), and (iii) long-term incentive compensation in the form of stock equity awards under the Equity Incentive Plan. In general, the proportion of an executive's compensation that is Executive Incentive Compensation increases with the level of responsibility of the officer. Executive officers also receive various benefits, including life, medical and disability insurance, and pension plans, similar to those generally available to all employees of the Company.

 BASE SALARIES

   The Committee seeks to set base salaries for the Company's executive officers at levels that are competitive with median levels for executives with comparable roles and responsibilities, including revenue size, within the peer group. The Company maintains an executive salary administration program which uses external and internal comparisons to set salary grades and ranges based on these median levels. Individual executive officer salaries are reviewed annually by the Committee, which may approve increases from time to time based on individual performance and positioning within the salary range.

   Base salary increases were granted during 1994 to certain executive officers reporting to the CEO. Such increases, together with no increases to other executive officers, resulted in actual salaries that are consistent with the Company's pay level policy.

 EXECUTIVE INCENTIVE COMPENSATION

The Committee administers an annual cash incentive program for executive officers, as well as other management employees. Executive officers are either corporate executives or group executives designated by the Company's Board of Directors who are responsible for a significant business segment.

   Each year the Committee recommends to the Company's Board of Directors an individual and aggregate target cash bonus amount for executive officers that reflects approximate median levels of the peer group companies. Actual awards vary from each target bonus amount for executive officers based on the financial performance of the Company and, for group executives, on the financial and strategic performance of the group business segment, as compared to goals established by the Committee and approved by the Board of Directors. Awards also vary based on individual performance related to non-financial performance objectives.

   For 1994, an incentive award formula was established at the beginning of the year by the Board of Directors, which was based on corporate net income excluding extraordinary items and divestiture gains and losses. A threshold performance level was established below which no incentive awards would be paid, with the award pool increasing as net income exceeded the threshold. Because 1994 was a recovery year for the Company, the amount that would be generated by the formula was expected to result in below target awards for the year. From the award pool generated, individual incentive awards were approved for group executives based on group financial performance compared to the business plan, improvements in revenue, earnings and return on investment and achievement of other objectives. Those factors were considered as a whole without assigning specific relative importance to any such factors. Incentive awards for corporate executive officers were approved based on individual performance. Actual awards approved for executive officers, excluding the CEO, expressed as a percentage of target award, ranged from 44% to 92%, with an average of 80% of target award.

 EQUITY INCENTIVE PLAN

The Equity Incentive Plan authorizes the Committee to award stock options (both non-qualified and incentive options), stock appreciation rights and restricted stock or restricted stock unit awards to key executives.

   Awards under the Equity Incentive Plan are designed to strengthen the alignment of the long-term interests of the Company's executives with those of its stockholders by directly linking executive pay to stockholder return. Since the adoption of the Equity Incentive Plan, non-qualified options have been granted from time to time, including during 1994, at not less than fair market value or repriced to fair market value on the date of grant. Both the size of such grants and the proportion relative to the total number of option shares granted are a function of the recipient's level of responsibility within the Company, stock option (and/or long-term incentive) grants provided to comparable executives within the peer group companies and the judgment of the Committee.

   The average number of option shares granted to executive officers, excluding the CEO, in 1994 was 14,000 shares.

CHIEF EXECUTIVE OFFICER COMPENSATION

The principles guiding compensation for the CEO are the same as those set forth for other executive officers.

In 1994, the Committee engaged a consultant to determine the effect of the Company's reduced-size restructuring on target salary and incentive opportunity levels relative to the Company's pay positioning policy. At Mr. Farrar's request, to bring his salary into alignment with the Company's pay positioning policy and to base a higher portion of his total compensation on long-term improvements in stockholder value, the following modifications were made to Mr. Farrar's employment agreement: (i) his base salary decreased from $500,000 to $450,000; (ii) he received a one-time award of 40,000 shares of restricted stock that vests over a nine-year period; and (iii) he received a one-time grant of stock options to purchase 50,000 shares of the Company's Common Stock, which options also vest over a nine-year period. Mr. Farrar also received incentive compensation for 1994 of $210,000, or 93% of target award, reflecting overall corporate performance and the Board's assessment of individual performance relative to restructuring and other corporate objectives. As with other executive officers, no specific relative importance was assigned to any one factor. In addition, consistent with the policy of aligning executive pay opportunity with stockholder interests, Mr. Farrar received a normal annual grant of 100,000 option shares.

                                         Submitted by the Compensation
                                         Committee of the Company's Board of
                                         Directors:

                                         Richard J. Grosh, Co-Chairman
                                         Carter P. Thacher, Co-Chairman
                                         James B. Edwards
                                         J. Spencer Gould

PERFORMANCE GRAPH

The following graph sets forth a comparison of five-year cumulative total return among the Company, the S&P 500 Index, the S&P SmallCap 600 Index and the S&P Manufacturing (Diversified Industrials) Index. The S&P SmallCap 600 Index is included in the performance graph for the first time inasmuch as the Company is one of the constituent companies in this newly created index. The comparison of total return on investment (change in year-end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on December 31, 1989 in each of the Company, the S&P 500 Index, the S&P SmallCap 600 Index and the S&P Manufacturing (Diversified Industrials) Index.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                          Among Imo Industries Inc.,
              the S&P 500 Index, the S&P SmallCap 600 Index, and
            the S&P Manufacturing (Diversified Industrials) Index

  $250 |------------------------------------------------------------------|
       |                                                                  |
       |                                                                  |
       |                                                                  |
       |                                                                  |
   200 |-------------------------------------------------------------*----|
       |                                                 *                |
       |                                                                  |
       |                                                                  |
       |                                     *           &           &    |
   150 |-------------------------------------------------#-----------#----|
       |                                     #                            |
       |                         *           &                            |
       |                         #                                        |
       |                         &                                        |
   100 |----X----------&--------------------------------------------------|
       |               #                                             X    |
       |               *                                                  |
       |               X         X                                        |
       |                                                 X                |
    50 |-------------------------------------X----------------------------|
       |                                                                  |
       |                                                                  |
       |                                                                  |
       |                                                                  |
     0 |----|----------|---------|-----------|-----------|-----------|----|
           1989       1990      1991        1992        1993        1994


                              1989   1990   1991   1992   1993   1994
                              ----   ----   ----   ----   ----   ----
* = S&P 600                    100     90    134    162    192    202
& = S&P Manufacturing          100     99    122    132    160    165
# = S&P 500                    100     97    126    136    150    152
X = Imo Industries Inc.        100     73     73     46     65     86

   The following table sets forth certain information with respect to compensation paid or accrued by the Company during each of the three fiscal years ended December 31, 1994, December 31, 1993 and December 31, 1992 to the chief executive officer of the Company and the other four most highly compensated executive officers of the Company who served in 1994.


                       SUMMARY COMPENSATION TABLE


                                                                         Long-Term Compensation
                                                                    -------------------------------
                                                                    -----------  Awards -----------
                                           Annual Compensation                           Securities
                                       --------------------------   Restricted Stock     Underlying      All Other
Name and Principal Position     Year     Salary($)      Bonus($)        Awards($)        Options(#)   Compensation($)(1)
- ---------------------------   ------   ------------    ----------   ----------------   ------------   --------------
Donald K. Farrar(2)  .......    1994      $450,000      $210,000        $390,000(3)       150,000         $ 9,000
Chairman, President and  ...    1993       151,282             0         221,250(3)       150,000             390
Chief Executive Officer  ...

John J. Carr  ..............    1994       240,000        85,000              --           25,000           6,480
Executive Vice President  ..    1993       228,000(4)     22,000              --           25,000           1,123
Pumps, Power Transmission &     1992       225,000        53,200              --                0           4,596
Controls Group  ............

William M. Brown(5)  .......    1994       230,000        85,000              --           25,000           6,210
Executive Vice President  ..    1993       218,500(4)          0              --           39,570          51,076(7)
and Chief Financial Officer     1992       105,000        40,000              --           30,000(6)       50,491(7)

Gary E. Walker(8)  .........    1994       216,667        70,000              --                0           3,862
Executive Vice President  ..    1993       190,000(4)          0              --           22,693             624
Turbomachinery Group  ......    1992       172,500             0              --                0             562

Brian Lewis(9)  ............    1994       198,900        70,000              --           25,000           3,167
Executive Vice President  ..    1993       185,250(4)          0              --           37,005           2,947
Morse Controls (Worldwide)      1992       211,496             0              --                0           3,367

- ------
(1) For 1994, the amounts set forth in this column consist of life insurance premiums paid by the Company on behalf of such persons.

(2) Mr. Farrar joined the Company as Chief Executive Officer and President in September 1993. As an employee director, Mr. Farrar is not paid any director fees in connection with his service as a member of the Board.

(3) Mr. Farrar's 1993 restricted stock award for 30,000 shares of Common Stock has a performance-based acceleration-of-vesting feature designed to align Mr. Farrar's interests with those of the stockholders. The restrictions terminate in all events on September 13, 2003; however, this restricted stock will vest prior to that date if the per share price of the Company's Common Stock reaches at least $12 and remains at or above that level for 30 consecutive days at any time during the period September 13, 1998 through September 13, 2000. Mr. Farrar's 1994 restricted stock award for 40,000 shares vests as to 20% of the shares, or 8,000 shares, on December 31, 1995, and in increments of 10% of the shares, or 4,000 shares, each December 31 thereafter commencing December 31, 1996 and ending December 31, 2003, except that all shares covered by such award will vest in any event on the first day of the month preceding Mr. Farrar's 65th birthday (i.e., on May 1, 2003) if he remains an employee of the Company or one of its affiliates until that date. Any dividends paid on the shares of restricted stock during the respective restriction periods will be paid to Mr. Farrar. As of December 31, 1994, the 70,000 shares of restricted stock held by Mr. Farrar had a value of $857,000 based upon the $12.25 closing price of the Company's Common Stock on December 30, 1994.

(4) Salaries paid in 1993 to Messrs. Carr, Brown, Walker and Lewis reflect a voluntary 10% salary reduction for six months as part of the Company's cost reduction program.

(5) Mr. Brown joined the Company as Executive Vice President and Chief Financial Officer in June 1992.

(6) The options granted in 1992 were terminated and replaced in 1993 with repriced options. The repriced options are included in the 1993 share amounts set forth in this column.

(7) These amounts include special payments made to Mr. Brown pursuant to his employment agreement, including $50,000 upon entry into employment and an additional $50,000 one year later.

(8) Mr. Walker's employment by the Company terminated on March 31, 1995.

(9) Mr. Lewis is paid by Imo Industries (UK) Limited, a United Kingdom subsidiary of the Company, locally in pounds sterling, translated to U.S. dollars in this table at an exchange rate of 1.53 for 1994, 1.49 for 1993 and 1.78 for 1992.

The following table sets forth information with respect to options granted to the persons named in the Summary Compensation Table above during the fiscal year ended December 31, 1994.

                    OPTION GRANTS IN LAST FISCAL YEAR

                                         Individual Grants
- -------------------------------------------------------------------------------------------------
                     Number of
                     Securities      % of Total
                     Underlying       Options
                      Options        Granted to      Exercise or                      Grant Date
                      Granted       Employees in      Base Price     Expiration         Present
       Name            (#)(1)       Fiscal Year         ($/Sh)          Date          Value($)(2)
- ----------------   ------------   --------------    -------------   ------------   --------------
Donald K. Farrar      100,000           23.9%           $9.75         11/25/04         $401,700
                       50,000(3)        11.9%            9.75         11/25/04          200,850

John J. Carr  ...      25,000            6.0%            9.75         11/25/04          100,425

William M. Brown       25,000            6.0%            9.75         11/25/04          100,425

Gary E. Walker  .           0             --               --               --               --

Brian Lewis  ....      25,000            6.0%            9.75         11/25/04          100,425

- ------
(1) Except as described in note (3) below, each option becomes exercisable in increments of 25% of the shares underlying such options commencing on the first, second, third and fourth anniversaries of the date of the option grant. All unvested options will vest in full upon the determination by the committee administering the Equity Incentive Plan that a change in control of the Company has occurred or upon the liquidation or dissolution of the Company.

(2) The Company hired an outside advisor to value its stock options based upon the Black-Scholes model, a widely used and accepted formula for valuing traded stock options. Under this model, the value of stock options will increase directly with the appreciation of the per share market price of the Company's Common Stock as stockholders' return on investment increases. There is no gain to the executives, however, if the per share market price of the Company's Common Stock does not increase or declines. The following assumptions were used to calculate the Black-Scholes value: a ten-year option term, 38.17% stock price volatility, 7.0% risk-free rate of return, annual dividend yield of 3.0% and an exercise price equal to stock price on the date of grant of $9.75. The advisor has used the historical annual dividend yield and stock price volatility rate as assumptions for the Black-Scholes model. These are not projections, and therefore there is no guarantee that these assumptions will be the actual annual dividend yield or stock price volatility rate over the next 10 years.

(3) These options become exercisable as follows: 20%, or 10,000 shares, first become exercisable on December 31, 1995; thereafter, the options become exercisable in increments of 10%, or 5,000 shares, each succeeding December 31, commencing December 31, 1996 and ending December 31, 2003. All unvested options will vest in full upon the determination by the committee administering the Equity Incentive Plan that a change in control of the Company has occurred or upon the liquidation or dissolution of the Company.


The following table sets forth information with respect to options held at December 31, 1994 by the persons named in the Summary Compensation Table above.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES

                                                        Number of Securities              Value of Unexercised
                        Shares         Value           Underlying Unexercised             In-the-Money Options
                      Acquired on     Realized          Options at FY-End(#)                 at FY-End($)(1)
                                                  --------------------------------  -------------------------------
         Name        Exercise (#)      ($)(2)      Exercisable     Unexercisable      Exercisable     Unexercisable
- -----------------   -------------   ----------    -------------   ---------------   -------------   ---------------
Donald K. Farrar        25,000        $34,375              0          275,000          $      0     $984,375
John J. Carr  ....           0             --         46,250           43,750           240,469      153,906
William M. Brown             0             --         15,286           49,284            74,519      180,885
Gary E. Walker  ..       7,619         24,672         22,693                0           110,628            0
Brian Lewis  .....           0             --         17,191           44,814            83,806      159,093

- ------
(1) Represents the difference between the aggregate exercise price and the aggregate market value as of December 31, 1994.

(2) Represents the difference between the aggregate exercise price and the aggregate market value on the date of exercise.

EMPLOYMENT AGREEMENTS

   Donald K. Farrar has an employment agreement with the Company for a term that ends on August 31, 1995. The employment agreement originally provided for an annual salary of not less than $500,000. Pursuant to the employment agreement, in 1993 Mr. Farrar received grants of non-qualified options under the Equity Incentive Plan for 100,000 shares and 50,000 shares, plus a 30,000 share restricted stock award under this plan. The vesting of the 50,000 and 30,000 share awards is subject to the attainment of a certain per share price levels by the Company's Common Stock during defined periods. The employment agreement was amended in 1994 to provide for an annual salary of not less than $450,000. Pursuant to the amendment, in 1994 Mr. Farrar was granted an option to purchase 50,000 shares of Common Stock of the Company, vesting over a nine-year period, and was awarded 40,000 shares of restricted stock, also vesting over a nine-year period. The employment agreement further provides that if, during the term of the agreement, the Company terminates Mr. Farrar's employment without good cause, the Company will be obligated to pay Mr. Farrar a monthly sum equal to the highest monthly salary rate paid to him under the agreement for the remaining term of the agreement, but in no event for less than twelve months after termination.

The Company has termination agreements with various executive officers of the Company, including Messrs. Farrar, Carr, Brown and Lewis, in order to reinforce and encourage the continued dedication and attention of such persons to their assigned duties without distractions arising from a potential change in control. The termination agreements are operative upon the occurrence of a "change in control" of the Company, which would be deemed to occur if (i) any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities, (ii) individuals who constituted the Board of Directors of the Company at the beginning of the term of such agreement, including any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors still in office who were directors at the beginning of the term of such agreement or their successors cease, for any reason, to constitute a majority thereof or (iii) more than 50% of the assets of the Company, including the business for which such executive's services are principally performed, are disposed of by the Company pursuant to a partial or complete liquidation of the Company, a sale of assets or otherwise. As part of the termination agreements, each executive has agreed that, subject to the terms of his termination agreement, in the event of a "potential change in control" of the Company the executive will remain in the employ of the Company or its subsidiaries during the pendency of any such "potential change in control" and for a period of one year after the occurrence of an actual "change in control." A "potential change in control" would be deemed to occur if (i) the Company enters into an agreement, the consummation of which would result in a "change in control" of the Company, (ii) any person, including the Company, publicly announces an intention to take or to consider taking actions which if consummated would constitute a "change in control" or (iii) the Board of Directors adopts a resolution to the effect that a "potential change in control" has occurred. If an executive's employment is terminated within three years of a change in control (i) by the Company other than for cause, retirement or disability or (ii) by the executive for "good reason," the executive will be entitled to a lump sum payment equal to 2.99 times his average taxable compensation from the Company during the five fiscal years of the Company immediately preceding the change in control, as well as bonuses declared but not yet paid, amounts in settlement of outstanding stock options, a lump sum payment of certain retirement benefits and continuing life, disability, accident and health insurance coverage for a three-year period after such termination. "Good reason" is broadly defined in the agreements to include any change in duties or responsibilities, reduction in compensation or benefits or relocation. The agreements, however, provide that no amount is to be paid to any person which would result in such a payment being subject to an excise tax under the Code and being nondeductible by the Company for federal income tax purposes. If the employment of all of the above-named executive officers were to be terminated under circumstances requiring payments under such agreements, such officers would currently be entitled to receive approximately $3,642,220.

  In May 1994, the Company entered into a severance agreement with Mr. Walker to ensure Mr. Walker's continued employment by the Company's Turbomachinery Group pending its contemplated sale by the Company. The severance agreement provides that, if Mr. Walker's employment is terminated within 12 months following the sale of the Company's Turbomachinery Group, the Company would provide the following: (i) a monthly severance payment equal to Mr. Walker's base salary for a period of up to 18 months, except that any income received by him from other employment will reduce the amount of the severance payments for the then remaining severance period, (ii) a continuation of certain employee and executive benefits during the severance period; and (iii) the acceleration of the vesting date for any unvested stock options held by Mr. Walker as of the date of his termination of employment. Mr. Walker was also eligible to receive a special divestiture bonus upon completion of the sale of the Turbomachinery Group as an incentive to stay with the Company and assist in successful completion of the sale. Mr. Walker's employment terminated on March 31, 1995.

PENSION PLANS

The following table shows the estimated maximum annual retirement benefits payable to a covered participant under the Imo Industries Inc. U.S. Salaried Plan (the "Salaried Plan") and under a non-qualified supplemental executive retirement plan (the "Supplemental Plan"), which provides benefits that would otherwise be denied to participants by reason of certain Code limitations on qualified plan benefits, upon normal retirement at December 31, 1994 after selected periods of service (collectively referred to hereinafter as the "Salaried Pension Plans"). Benefits were calculated assuming participants and their spouses elect a straight-life annuity rather than a joint and survivor or other form of annuity, in which case benefits would generally be lower than shown in the table. Benefits are not subject to any deduction for Social Security or other offset amounts.

                           PENSION PLAN TABLE

    Final                                  Years of Service
   Average     ----------------------------------------------------------------------------
    Earnings      10 Years   15 Years     20 Years     25 Years      30 Years     35 Years
- ------------   ----------   ----------    ----------   ----------   ----------   ----------
$  100,000       $ 16,401     $ 24,602     $ 32,802     $ 41,003      $ 44,511     $ 48,019
   150,000         25,401       38,102       50,802       63,503        69,011       74,519
   200,000         34,401       51,602       68,802       86,003        93,511      101,019
   250,000         43,401       65,102       86,802      108,503       118,011      127,519
   300,000         52,401       78,602      104,802      131,003       142,511      154,019
   350,000         61,401       92,102      122,802      153,503       167,011      180,519
   400,000         70,401      105,602      140,802      176,003       191,511      207,019
   450,000         79,401      119,102      158,802      198,503       216,011      233,519
   500,000         88,401      132,602      176,802      221,003       240,511      260,019
   550,000         97,401      146,102      194,802      243,503       265,011      286,519
   600,000        106,401      159,602      212,802      266,003       289,511      313,019
   700,000        124,401      186,602      248,802      311,003       338,511      366,019
   800,000        142,401      213,602      284,802      356,003       387,511      419,019
   900,000        160,401      240,602      320,802      401,003       436,511      472,019
 1,000,000        178,401      267,602      356,802      446,003       485,511      525,019
 1,100,000        196,401      294,602      392,802      491,003       534,511      578,019

   Final average earnings are based upon the highest five consecutive years of compensation during the participant's last ten years of service. The annual compensation taken into account under the Salaried Pension Plans is the monthly salary in effect on January 1 of each year multiplied by 12 (or, if fewer, the number of months of employment in that year), plus the amount of any bonus earned during the previous year. This compensation differs from the annual compensation set forth in the Summary Compensation Table, which includes bonuses earned in the same salary year. With respect to the year ended December 31, 1994, covered compensation under the Salaried Plan for the persons named in the Summary Compensation Table did not differ by more than 10% from their respective annual compensation shown in such table except for the following persons: Mr. Farrar, $500,000; Mr. Brown, $230,000; Mr. Carr, $262,000; and Mr. Walker, $200,000.

 As of December 31, 1994, the persons named in the Summary Compensation Table had the following years of benefit service as defined under the Salaried Pension Plans: Mr. Farrar, 1.3 years; Mr. Brown, 2.4 years; Mr. Carr, 27.1 years; and Mr. Walker, 6.3 years. Effective January 1, 1992, Mr. Lewis was transferred to the Morse Controls Limited Pension and Life Assurance Plan (the "Morse Controls Plan"), a United Kingdom pension plan.

The Morse Controls Plan, to which both Imo Industries (UK) Limited and Mr. Lewis contribute, provides a normal retirement pension of 1/45th of the final average salary for each year of pensionable service. Based upon his years of benefit service at December 31, 1994 of 22.9 years, Mr. Lewis's estimated annual benefit under this plan together with vested benefits under the Salaried Plan is $100,760 assuming translation of such amount from pounds sterling into U.S. dollars at an exchange rate of 1.53.

   While the Company was a wholly owned subsidiary of Transamerica Corporation, the Company's employees participated in the Pension Plan for Salaried U.S. Employees of Transamerica Corporation and Affiliates (the "Transamerica Pension Plan"). The Transamerica Pension Plan provides that employees of the Company will continue to vest in their benefits accrued prior to December 31, 1986, as calculated under the Transamerica Pension Plan, taking into account only benefit service credited and compensation earned prior to December 31, 1986, and will continue to receive credit toward the service requirement for subsidized early retirement benefits and pre-retirement death benefits, based upon their service with the Company after December 31, 1986. Accrued benefits under the Salaried Plan will be offset by any vested benefits under the Transamerica Pension Plan.

The benefits shown in the Pension Plan Table do not reflect the applicable limitations imposed by Sections 415 and 401(a)(17) of the Code. Benefits payable pursuant to the Salaried Pension Plans are restricted in accordance with the limitations of Sections 415 and 401(a)(17) of the Code; however, the Company maintains the Supplemental Plan under which the Company makes supplemental pension payments to employees whose benefits under the Salaried Plan are reduced by the limitations imposed under Section 415 and 401(a)(17) of the Code. The Company is responsible for all liabilities with respect to supplemental benefit payments accrued by employees of the Company. In July 1991, the Company's Board of Directors approved the establishment of a grantor trust (the "Trust") under Section 671 of the Code. The purpose of the Trust is to meet the Company's obligations to pay benefits to those entitled thereto under the Supplemental Plan. Pursuant to the terms of the Trust, the Company will from time to time irrevocably transfer to the Trust assets that will be held in the Trust, subject to the claims of the Company's creditors, until paid to participants and beneficiaries of the Supplemental Plan in accordance with the terms of the Supplemental Plan. During fiscal 1994, the Company did not transfer any assets to the Trust.

        AMENDMENT TO THE EQUITY INCENTIVE PLAN FOR KEY EMPLOYEES

The Board of Directors has determined to amend the Equity Incentive Plan, subject to stockholder approval at the Annual Meeting, to: (i) increase the total number of shares for which grants may be made to 3,050,000 shares, in order to make additional shares available under the Equity Incentive Plan in the future for key employees and (ii) limit the total number of shares that may be subject to grants or awards to any individual employee on a cumulative basis during the period that the Equity Incentive Plan is in effect to no more than 90% of the shares available to be issued under the Equity Incentive Plan in order to qualify grants and awards made under the Equity Incentive Plan as performance-based compensation for purposes of
Section 162(m) of the Code. If the amendment is not approved by the stockholders at the Annual Meeting, the Equity Incentive Plan will remain in force as originally adopted.

   The purpose of the Equity Incentive Plan is to attract and retain key employees who demonstrate outstanding competence and upon whose judgment, initiative and efforts the Company is largely dependent for the success and growth of its business. The Equity Incentive Plan permits the granting of options to purchase Common Stock of the Company ("Options"), including Options intended to qualify as incentive stock options under Section 422 of the Code ("Incentive Stock Options") and Options not intended to so qualify ("Non-Qualified Stock Options"), restricted stock awards or restricted unit awards (collectively "Awards") and stock appreciation rights ("SARs") to key employees of the Company and its affiliates.

   The total number of shares of the Company's Common Stock that may be the subject of Options, Awards and SARs granted under the Equity Incentive Plan may not currently exceed 2,200,000 shares in the aggregate. As of March 1, 1995: (i) Non-Qualified Stock Options to purchase an aggregate of 595,927 shares had been exercised, (ii) Non-Qualified Stock Options for the purchase of an aggregate of 1,461,959 shares were outstanding, and (iii) Restricted Stock Awards for an aggregate of 70,000 shares were outstanding. No Incentive Stock Options or SARs have been granted under the Equity Incentive Plan. Therefore, a total of only 72,114 shares of Common Stock are currently available for grants under the Equity Incentive Plan.

The amendment will increase the number of shares currently available for grants and awards under the Equity Incentive Plan in furtherance of the purposes of the plan for the next several years. No determination has been made as to the allocation of grants with respect to the additional shares to specific employees. The Company believes that the additional shares will be required to satisfy anticipated annual stock option grants over the next four to five years.

 The number of persons who are currently eligible to participate in the Equity Incentive Plan is approximately 40 persons, including executive officers of the Company. Through March 1, 1995 Non-Qualified Stock Options to purchase shares of the Company's Common Stock have been received as follows:
Mr. Farrar, 300,000 shares, of which 25,000 shares have been exercised; Mr. Carr, 130,000 shares, of which 40,000 shares have been exercised; Mr. Brown, 64,570 shares; Mr. Walker, 30,312 shares, of which 7,619 shares have been exercised; Mr. Lewis, 62,005 shares; all current executive officers as a group, 735,466 shares, of which 72,619 shares have been exercised; and all employees, excluding executive officers, as a group, 1,322,420 shares, of which 523,308 shares have been exercised. Mr. Farrar has received options to purchase more than 5% of the shares available under the Equity Incentive Plan, as amended. Mr. Farrar has also been awarded 70,000 shares of restricted stock through March 1, 1995.

 The closing price per share of the Company's Common Stock on March 24, 1995, as reported on the New York Stock Exchange, was $6.75.

   If an Option or Award expires or is cancelled for any reason without having been fully exercised or vested, the number of shares or restricted units subject to such Option or Award that had not been purchased or become vested may again be made subject to an Option or Award under the Equity Incentive Plan. Appropriate adjustments in outstanding Options, Awards or SARs and in the number or kind of shares or units subject to the Equity Incentive Plan are provided for in the event of a stock split, stock dividend, share combination or spin-off and certain other types of corporate transactions involving the Company, including mergers, consolidations, reorganizations and recapitalizations.

The Equity Incentive Plan is administered by the Compensation Committee, which currently consists of four directors of the Company, none of whom is eligible to receive Options, SARs or Awards under the Equity Incentive Plan and who qualify as outside directors for purposes of Section 162(m) of the Code. The Compensation Committee is authorized to select from among the eligible employees those individuals who are key employees and those to whom Options, SARs and Awards are to be granted and to determine the number of shares or units to be subject to and the terms and conditions of the Options, SARs or Awards. The Compensation Committee is also authorized to adopt, amend and rescind rules relating to the administration of the Equity Incentive Plan and to the interpretation of Options, SARs and Awards.

INCENTIVE AND NON-QUALIFIED OPTIONS

 In consideration of the grant of an Option, the optionee must agree to remain in the employ of the Company or an affiliate for at least one year after the Option is granted. However, such agreement will not restrict the

Company's right to terminate such employment at any time. The price of the shares subject to Options will be set by the Compensation Committee but may not be less than 100% of the fair market value of such shares on the date the Option is granted as determined by the Compensation Committee.

   Unless otherwise provided in the option agreement or as may be otherwise determined by the Compensation Committee, an Option may not be exercised during the first year after its grant. Thereafter, Options will become exercisable in such installments, which may be cumulative, as the Compensation Committee may deter- mine. The Compensation Committee may accelerate the exercisability of any installments and may provide that some or all installments will become immediately exercisable in certain circumstances. Unless the Compensation Committee accelerates exercisability, no Option that is unexercisable at the time an optionee's employment terminates may thereafter become exercisable. Except in certain limited circumstances, no Option may be exercised after ten years from the date of grant.

An outstanding Non-Qualified Option that has become exercisable generally terminates three years after the termination of employment due to retirement or total disability, one year after death and three months after employment termination for any reason other than retirement, total disability or death. Incentive Stock Options that have become exercisable generally will terminate one year after termination of employment due to total disability or death and three months after an employment termination for any other reason. No Option may be assigned or transferred, except by will or by the applicable laws of descent and distribution. During the lifetime of the optionee, the Option may be exercised only by the optionee.

The Equity Incentive Plan authorizes the Compensation Committee to grant to the optionee, in exchange for the surrender and cancellation of such Options, new Options having option prices lower or higher than the option price provided in the surrendered Options, and containing such other terms and conditions as the Compensation Committee may deem appropriate.

The Compensation Committee will determine whether Options granted are to be Incentive Stock Options meeting the requirements of Section 422 of the Code. Incentive Stock Options may be granted only to eligible employees of the Company and its subsidiaries. Any such optionee must own less than 10% of the outstanding voting securities of the Company or of any of its subsidiaries and may not receive Incentive Stock Options for shares that first become exercisable in any calendar year with an aggregate fair market value determined at the date of grant in excess of $100,000. In no event may an Incentive Stock Option be exercised after ten years from the date of grant. The Compensation Committee does not currently intend to grant Incentive Stock Options under the Equity Incentive Plan.

   The option price must be paid in full at the time of exercise unless otherwise determined by the Compensation Committee. Payment must be made in cash or, in the discretion of the Compensation Committee, by delivery of shares of the Company's Common Stock valued at their then fair market value or a combination of cash and stock. It is the policy of the Compensation Committee that any taxes required to be withheld must also be paid at the time of exercise. During 1994, the Compensation Committee authorized the Company to establish a Simultaneous Exercise and Sale of Options program through its transfer agent. Pursuant to this program, an optionee may sell all or a portion of the exercised option shares and simultaneously pay to the Company the exercise price of the option and required tax withholding amounts.

   Subject to provisions under Section 16(b) of the Exchange Act with respect to executive officers, the Compensation Committee may, in lieu of delivering all or a portion of the shares as to which an Option has been exercised, elect to pay the optionee an amount equal to the "appreciation value," which is the difference between the option price for the shares as to which such election is made and the fair market value of such shares on the date the Option was exercised. The appreciation value may be paid in cash or in shares of the Company's Common Stock or a combination there-of. The Compensation Committee does not currently intend to make "appreciation payments" as described herein.

 In the case of a Non-Qualified Stock Option, the Compensation Committee may, in lieu of delivering shares or paying the optionee the appreciation value, elect to defer payment and credit the amount of such appreciation value to the account of the optionee on the Company's books and either to treat the amount in such account as if it had been invested in the manner from time to time determined by the Compensation Committee or, for the Company's convenience, to contribute the amount in such account to a trust that invests for the accounts of participants in a manner determined by the Compensation Committee. The Compensation Committee currently does not intend to credit optionees and invest such amounts as described herein.

RESTRICTED STOCK AWARDS

   The Equity Incentive Plan permits the grant of Restricted Stock Awards, which are restricted Common Stock bonuses that vest in accordance with the Equity Incentive Plan. Shares awarded as Restricted Stock Awards will be issued in the name of the grantee and will be delivered to the grantee, or an escrow holder, if any, as soon as reasonably practicable after the Award is made and after the grantee has executed an award agreement and any other documents that the Compensation Committee in its discretion may require, without the payment of any cash consideration by the grantee. Upon delivery, the grantee, or escrow holder, if any, will have all the rights of a stockholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions with respect to the shares. Such shares may not be sold, transferred, otherwise disposed of or pledged until they become vested. Upon termination of the grantee's employment, all such shares that are not then vested will automatically be forfeited and transferred to the Company at no cost to the Company. The Compensation Committee may also impose other restrictions and conditions on the shares.

RESTRICTED UNIT AWARDS

 The Equity Incentive Plan permits the grant of Restricted Unit Awards, which are bonuses credited to the grantee's account and payable, at the Compensation Committee's discretion, in cash or the Company's Common Stock or a combination thereof. No shares will actually be issued to the grantee at the time a Restricted Unit Award is made. Rather, the Company will establish a separate account for each grantee and record in such account the number of such units awarded to the grantee. When the Company pays a cash dividend on its Common Stock, an amount will be credited to each such account equal to the cash dividend paid on one share of Common Stock for each unit then in the account (the "Dividend Equivalents").

Each Restricted Unit Award agreement will specify a date or dates on which payment of the value of vested units and Dividend Equivalents is to be made with respect to such units in the grantee's account. As soon as reasonably practicable after the payment date, the Company will deliver to the grantee one share of the Company's Common Stock for each vested unit then credited to the grantee's account and cash equal to the vested Dividend Equivalents so credited. The Compensation Committee may, however, in its discretion, elect to pay the grantee cash in lieu of delivering all or part of such Common Stock. If a cash payment is made, the amount of such cash payment will, in respect to each vested unit for which such cash payment is made, be equal to the fair market value of a share of Common Stock on the payment date. The terms of a Restricted Unit Award may allow the grantee to request, and the Compensation Committee may permit, deferral of payment of vested units and Dividend Equivalents, in which case the Compensation Committee may determine to credit interest annually on Dividend Equivalents. No Restricted Unit Awards have been granted under the Equity Incentive Plan.

VESTING OF AWARDS

   Shares awarded as Restricted Stock Awards and units awarded as Restricted Unit Awards, including Dividend Equivalents, will vest at such time or times and on such terms, conditions and performance criteria as the Compensation Committee may determine. However, such shares or units may vest no earlier than twelve months after the date of award and only if, on the date of the vesting, the grantee is then and has continuously been an employee of the Company or an affiliate from the date of award. The Compensation Committee, in its discretion, may determine that in the event of the grantee's death or total disability while an employee, the unvested portion of all shares or units awarded to the grantee, including Dividend Equivalents, will thereupon immediately vest. The Compensation Committee may also accelerate the vesting of shares or units, including Dividend Equivalents, in its discretion and on such terms or conditions as it deems appropriate, and may provide that some or all invested shares and units will immediately vest and be payable in the event of a change in control of the Company.

STOCK APPRECIATION RIGHTS

   SARs may be granted by the Compensation Committee under the Equity Incentive Plan in connection with an Option, either at the time of grant or by amendment to the related option agreement. Each SAR will be subject to the same terms and conditions as the related Option and to such additional conditions as the Compensation Committee may determine. SARs are exercisable only to the extent the Option is exercisable and will become nonexercisable and be forfeited if and to the extent the related Option is exercised or becomes unexercisable.

 A SAR entitles the optionee to surrender to the Company unexercised the related Option, or any portion thereof, and to receive from the Company in exchange therefor a cash payment and/or Common Stock of the Company equal to the appreciation value of the number of shares called for by the Option, or portion thereof, which is surrendered. Payments to be made upon the exercise of a SAR may, in the Compensation Committee's discretion, be in cash, in shares of the Company's Common Stock or partly in cash and partly in shares. Cash will always be paid in lieu of fractional shares, if any.

 The Compensation Committee may determine when SARs will be exercisable, provided that a SAR will not be exercisable prior to the time the related Option could be exercised and, except in the event of death or total disability, will not be exercisable for a period of six months from the date of grant of such SAR. A SAR may be exercised in whole or in part only upon surrender of a proportionate part of the related Option by the optionee. The Compensation Committee has not granted any SARs under the Equity Incentive Plan.

AMENDMENT AND TERMINATION

   The Equity Incentive Plan is not limited in duration, except that no Incentive Stock Option may be granted under the Equity Incentive Plan after October 14, 1996. Without stockholder approval, no amendments may be made to the Equity Incentive Plan to extend this date, to increase the limit on the aggregate number of shares or units subject to the Equity Incentive Plan, except to reflect adjustments in capitalization as described herein, to extend the term of an Option beyond ten years from the date of its grant or otherwise to increase materially the benefits accruing to participants under the Equity Incentive Plan. In all other respects, the Equity Incentive Plan can be amended, modified, suspended or terminated by the Board of Directors of the Company or the Compensation Committee.

FEDERAL INCOME TAX CONSEQUENCES

   The Equity Incentive Plan is not qualified under Section 401(a) of the Code. The following description, which is based on existing laws, sets forth generally certain of the federal income tax consequences of Options and Awards under the Equity Incentive Plan. This description may differ from the actual tax consequences of participation in the Equity Incentive Plan.

   An employee receiving an Option will not recognize income for federal income tax purposes upon the grant of the Option, nor will the Company be entitled to any deduction on account of such grant. In the case of Non-Qualified Stock Options, the optionee will recognize ordinary taxable income for federal income tax purposes upon the exercise of the Non-Qualified Stock Option in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise. When the optionee disposes of the shares acquired upon exercise of the option, the employee will generally recognize capital gain or loss equal to the difference between (i) the selling price of the shares and (ii) the sum of the option price and the amount included in the employee's income when the Option was exercised. Such gain will be long-term or short-term depending upon whether the shares were held for more or less than one year after the date of exercise.

   Incentive Stock Options granted under the Equity Incentive Plan are intended to qualify as incentive stock options under Section 422 of the Code. A purchase of shares upon exercise of an Incentive Stock Option will not result in recognition of income at that time. However, the excess of the fair market value of the shares purchased over the exercise price will constitute an item of tax preference. This tax preference will be included in the optionee's computation of his alternative minimum tax.

   If the optionee does not dispose of the shares issued to him upon the exercise of an Incentive Stock Option within one year of such issuance or within two years from the date of the grant of such Option, whichever is later, then any gain or loss realized by the optionee on a later sale or exchange of such shares generally will be a long-term capital gain or long-term capital loss. If the optionee sells the shares during such period, the sale will be referred to as a "disqualifying disposition." In that event, the optionee will recognize ordinary income for the year in which the disqualifying disposition occurs equal to the amount, if any, by which the lesser of the fair market value of such shares on the date of exercise of such Option or the amount realized from the sale exceeded the amount the optionee paid for such shares. Any additional gain realized generally will be capital gain, which will be long-term or short-term depending on the holding period for the shares. If the optionee disposes of the shares by gift during such period, the transfer will be treated as a disqualifyng disposition subject to the rules described herein.

   If the purchase price upon exercise of an Option is paid with shares already owned by the optionee, generally no gain or loss will be recognized with respect to the shares used for payment and the additional shares received will be taxed as described herein. However, if payment of the purchase price upon exercise of an In- centive Stock Option is made with shares acquired upon exercise of an Incentive Stock Option before the shares used for payment have been held for the two-year or one-year period described herein, use of such shares as payment will be treated as a "disqualifying disposition" of the shares used for payment subject to the rules described herein.

If, on exercise of an Option, the Compensation Committee elects to pay the appreciation value in cash or stock in lieu of delivering shares pursuant to such exercise, the optionee would also recognize ordinary income equal to the amount of cash and/or the fair market value of the shares paid to such optionee as the appreciation value.

   No taxable income is recognized upon receipt of a SAR. If a SAR is exercised and cash is received, the employee will recognize ordinary income equal to the cash received. However, when an employee receives shares upon exercise of a SAR, the employee will recognize ordinary income equal to the fair market value of the shares on the date such shares are received. When the shares are sold, the employee will recognize capital gain or loss equal to the difference between (i) the selling price of the shares and (ii) the amount included in the employee's income when the SAR was exercised. Depending upon the length of time the employee held the shares after the date the shares were issued to him, the gain or loss will be long-term or short-term.

   An employee receiving a Restricted Stock Award will not have taxable income upon receipt of the restricted stock but will generally recognize ordinary income when the shares are no longer subject to forfeiture upon termination of employment, except that the employee may elect under Section 83(b) of the Code within 30 days after grant to recognize ordinary income for federal income tax purposes at the time the Award is received. In the event a Section 83(b) election is made, however, no deduction will be allowed if the shares are later forfeited upon termination of employment. The amount of such ordinary income will be the fair market value of the shares at the time the income is recognized.

  An employee receiving a Restricted Unit Award should not have taxable income when the units or the Dividend Equivalents are credited to his account. Instead, the employee generally would recognize ordinary income equal to the fair market value of the shares on the payment date, or the amount of cash if the Compensa- tion Committee elects a cash payment, including the value of the Dividend Equivalents credited to the employee's account when the shares and/or cash are delivered or paid in accordance with the terms of the award agreement.

Any gain or loss recognized upon the sale of shares acquired pursuant to an Award will generally be treated as capital gain or loss and will be long-term or short-term depending upon the holding period of the shares. Under current law, any gain realized by an employee other than long-term capital gain is taxable at a maximum federal income tax rate of 39.6%. Long-term capital gain is taxable at a maximum federal income tax rate of 28%.

   The Company will be entitled to a tax deduction in connection with an Option, Award or SAR under the Equity Incentive Plan only in an amount equal to the ordinary income realized by the optionee and at the time such optionee recognizes such income, provided that applicable tax withholding requirements are met.

VOTE REQUIRED

   Approval of the amendment to the Equity Incentive Plan will require the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions are considered shares of stock present in person or represented by proxy at the meeting and entitled to vote and are counted in determining the number of votes necessary for a majority. An abstention will therefore have the practical effect of voting against approval of the amendment because it represents one fewer vote for approval of the amendment. Broker non-votes are not considered shares present in person or represented by proxy and entitled to vote on the amendment and will have no effect on the vote. The Board of Directors recommends a vote FOR the approval of the amendment to the Equity Incentive Plan.

                  APPROVAL OF THE 1995 EQUITY INCENTIVE PLAN
                            FOR OUTSIDE DIRECTORS

DESCRIPTION OF 1995 DIRECTOR PLAN

 The Board of Directors of the Company adopted the 1995 Director Plan on March 23, 1995, subject to the approval of the stockholders at the Annual Meeting. The purpose of the 1995 Director Plan is to assist the Company in attracting and retaining highly qualified outside directors, to compensate them for their services to the Company and, in so doing, to strengthen the alignment of the interests of the outside directors with the interests of the stockholders by ensuring ongoing ownership of the Company's Common Stock. An outside director is a director of the Company who is not an employee of the Company or of any of its affiliates.

   The 1995 Director Plan provides for: (i) the grant to each outside director of a restricted stock award of 1,000 shares of Common Stock annually commencing July 1, 1995, to be issued in four installments of 250 shares each on the first business day of each calendar quarter with respect to services rendered during the previous calendar quarter, provided the outside director served as a member of the Board during the preceding calendar quarter, and (ii) an annual grant of a non-qualified stock option to purchase 4,000 shares of the Company's Common Stock on the first business day after the conclusion of the Company's annual meeting of stockholders, but in no event later than July 1 of such year. A person who is elected or appointed an outside director after the first business day after the conclusion of the Company's annual meeting of stockholders but on or before December 31 of such year will, on the business day following such director's election or appointment, be granted an option to purchase 4,000 shares of Common Stock under the 1995 Director Plan. Awards of restricted stock and grants of options are made automatically, and no action by the Board of Directors will be required. The total number of shares of the Company's Common Stock that may be the subject of grants under the 1995 Director Plan may not exceed 240,000 shares in the aggregate.

   No options or restricted stock awards have as yet been granted under the 1995 Director Plan. The total number of shares to be allocated under the 1995 Director Plan in 1995 to the six current directors who are not executive officers of the Company is 27,000 shares, consisting of the issuance of 500 shares to each outside director in partial payment of such director's annual retainer fee and options to purchase 4,000 shares to be granted to each outside director. The issuance of such restricted stock awards and stock options is subject to approval of the 1995 Director Plan by the stockholders of the Company.

 The closing price per share of the Company's Common Stock on March 24, 1995, as reported on the New York Stock Exchange was $6.75.

   If an option expires or is cancelled for any reason without having been fully exercised or vested, the number of shares subject to such option that had not been purchased or become vested may again be made subject to an option under the 1995 Director Plan. Appropriate adjustments in outstanding options and in the number or kind of shares subject to the 1995 Director Plan are provided for in the event of a stock split, stock dividend, share combination, spin-off and certain other types of corporate transactions involving the Company, including mergers, consolidations, reorganizations and recapitalizations.

   The 1995 Director Plan is administered by the Board of Directors. The Board has the power to interpret and to adopt rules for the administration, interpretation and application of the 1995 Director Plan. The Board does not have any discretion to determine who will be granted options and restricted stock awards under the 1995 Director Plan, to determine the number of options or restricted stock awards to be granted to each outside director or to determine the timing of such grants.

   Without stockholder approval, no amendments may be made to the 1995 Director Plan to increase the limit on the total number of shares subject to the 1995 Director Plan, except to reflect adjustments in capitalization as described herein, to extend the term of an option beyond the maximum period permitted by the 1995 Director Plan or otherwise to increase materially the benefits accruing to participants under the 1995 Director Plan. In all other respects, the 1995 Director Plan can be amended, modified, suspended or terminated by the Board of Directors of the Company.

RESTRICTED STOCK AWARDS

   Restricted stock awards consist of shares of Common Stock that are issued in the name of the outside director but that are held in escrow by the Company until the director retires or otherwise terminates his service as a member of the Board of Directors. Upon the issuance of shares under a restricted stock award, the outside director will have all rights of a stockholder with respect to such shares, including the right to vote the shares and receive dividends and distributions with respect to the shares, except that such shares may not be sold, transferred or otherwise disposed of until the outside director retires or otherwise terminates his service as a member of the Company's Board of Directors.

NON-QUALIFIED STOCK OPTIONS

 The exercise price of each option granted under the 1995 Director Plan will be 100% of the fair market value of a share of the Company's Common Stock on the date that the option is granted.

No option granted under the 1995 Director Plan may be exercised during the first year after its grant; thereafter, options will become exercisable cumulatively in four equal installments on the first, second, third and fourth anniversaries of the date of grant. No option that is not exercisable at the time an optionee ceases to be an outside director of the Company may thereafter become exercisable, except that options will vest in full upon an outside director's retirement from the Board after attaining the age of 72 years. In general, no option may be exercised after ten years from the date of grant. The 1995 Director Plan provides that the Board will make appropriate and equitable adjustments in the number and kind of shares that may be issued on the exercise of options to maintain optionees' proportionate interest in the event of a reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend, spin-off or combination of shares. Such adjustment to an outstanding option will be made without change in the total price applicable to the option or the unexercised portion hereof.

   Upon the occurrence of a change in control of the Company, all outstanding options will become immediately exercisable. The 1995 Director Plan defines a change in control to mean a change in the power to direct or cause the direction of management and policies of the Company arising from any person becoming the beneficial owner of 35% or more of the combined voting power of the Company's then outstanding securities or from the disposition of more than 50% of the Company's assets.

   An outstanding option that has become exercisable generally terminates three years after an optionee ceases to be an outside director. No option may be assigned or transferred, except by will or by the applicable laws of descent and distribution. During the lifetime of the optionee, an option may be exercised only by the optionee. The option price must be paid in full in cash at the time of exercise.

FEDERAL INCOME TAX CONSEQUENCES

The 1995 Director Plan is not qualified under Section 401(a) of the Code. The following description, which is based on existing laws, sets forth generally certain of the federal income tax consequences of options and restricted stock awards granted under the 1995 Director Plan. This description may differ from the actual tax consequences of participation in the 1995 Director Plan.

An optionee will not recognize income for federal income tax purposes upon the receipt of the option, nor will the Company be entitled to any deduction on account of such grant. Such optionee will recognize ordinary taxable income for federal income tax purposes at the time of exercise in the amount by which the fair market value of such shares then exceeds the option price. When the optionee disposes of the shares acquired upon exercise of the option, the optionee will generally recognize capital gain or loss equal to the difference between (i) the amount received upon disposition of the shares, and (ii) the sum of the option price and the amount included in the optionee's income when the option was exercised. Such gain will be long term or short term depending upon whether the shares were held for more or less than one year after the date of exercise.

   Upon receipt of shares of restricted stock, a director will recognize ordinary income for federal income tax purposes. Any gain or loss recognized upon the sale of the shares will generally be treated as capital gain or loss and will be long-term or short-term depending upon the holding period of the shares.

 Under current law, any gain realized by a director other than long-term capital gain is taxable at a maximum federal income tax rate of 39.6%. Long-term capital gain is taxable at a maximum federal income tax rate of 28%.

   The Company will be entitled to a tax deduction in connection with an option or restricted stock award under the 1995 Director Plan only in an amount equal to the ordinary income realized by the optionee and at the time such optionee recognizes such income, provided that applicable tax withholding requirements are met.

VOTE REQUIRED

   Approval of the 1995 Director Plan will require the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions are considered shares of stock present in person or represented by proxy at the meeting and entitled to vote and are counted in determining the number of votes necessary for a majority. An abstention will therefore have the practical effect of voting against approval of the 1995 Director Plan because it represents one fewer vote for approval of the plan. Broker non-votes are not considered shares present in person or represented by proxy and entitled to vote on the 1995 Director Plan and will have no effect on the vote. The Board of Directors recommends that the stockholders vote FOR the approval of the 1995 Director Plan.

                    ELECTION OF INDEPENDENT AUDITORS

Unless instructed to the contrary, it is intended that votes will be cast pursuant to the proxies for the election of Ernst & Young LLP as the Company's independent auditors for its 1995 fiscal year. Election of Ernst & Young LLP will require the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting. The Board of Directors recommends a vote FOR the approval of the election of Ernst & Young LLP as the Company's auditors for its 1995 fiscal year.

   Representatives of Ernst & Young LLP will attend the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to any appropriate questions presented by stockholders at the Annual Meeting.

                              ANNUAL REPORT

A copy of the Company's Annual Report for its fiscal year ended December 31, 1994 is being mailed to the Company's stockholders with this Proxy Statement.

              STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

   Any stockholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the Company's proxy statement for its 1996 Annual Meeting of Stockholders must deliver such proposal in writing to the Secretary of the Company at the Company's principal executive offices at 1009 Lenox Drive, Lawrenceville, New Jersey 08648, not later than December 7, 1995.

                              OTHER MATTERS

 The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the Notice of Annual Meeting, but if any matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.

                                             By Order of the Board of Directors,
                                             /s/ THOMAS J. BIRD
                                             ------------
                                             THOMAS J. BIRD
                                             Executive Vice President,
                                             General Counsel and Secretary

Date: April 5, 1995

                        AMENDED AND RESTATED
                       EQUITY INCENTIVE PLAN
                        FOR KEY EMPLOYEES
                   As Amended Through May 18, 1995

     IMO INDUSTRIES INC., a corporation organized under the laws of the State of Delaware, hereby sets forth the Equity Incentive Plan for Key Employees. The Plan permits the grant of stock options, stock appreciation rights, restricted stock and restricted unit awards. The Committee of the Board of Directors that administers the Plan may select and grant to key employees of the Company and its Affiliates, the type of option, stock appreciation right or award which the Company determines to be most effective in advancing the interests of the Company through the motivation and retention of those key employees upon whose judgment, initiative and continued efforts the Company is largely dependent for the successful conduct of its business.

                          1.  DEFINITIONS

     Whenever the following terms are used in the Plan they shall have the meaning specified below unless the context clearly indicates to the contrary.

     "Affiliate" shall mean any corporation in which the Company owns, directly or indirectly, 25% or more of the voting stock.

     "Award" shall mean an award of restricted stock or restricted units granted under the provisions of Section 5 of the Plan.

     "Board" shall mean the Board of Directors of the Company.

     "Change of Control" shall mean a change in the power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting securities, contract, or otherwise.

     "Code" shall mean the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall include such section, any valid regulation promulgated thereunder and any comparable provision of any future legislation amending, supplementing or superseding such section.

     "Committee" shall mean the committee appointed by the Board (pursuant to Section 2(a) of the Plan) to administer the Plan.

     "Company" shall mean Imo Industries Inc., a Delaware corporation.

     "Director" shall mean a member of the Board.

     "Employee" shall mean any salaried, full-time employee of the Company, or of any corporation which is then an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

     "Fair Market Value" shall be either (i) the mean between the highest and lowest sale prices of the Company's Common Stock quoted in the New York Stock Exchange Composite Transactions Index (the "Index") for the date in question, as published in The Wall Street Journal, or (ii) the closing price of the Company's Common Stock quoted in the Index for the date in question. If no sale prices are quoted in the Index for such date, the next preceding date for which such sale prices are quoted shall be used. The Committee shall determine in each case which definition shall apply.

     "Grantee" shall mean an Employee to whom an Award is granted.

     "Incentive Stock Option" shall mean an Option designated as such by the Committee which meets the requirements of
Section 422 of the Code.

     "Option" shall mean an option to purchase Common Stock of the Company granted under the provisions of Section 4 of the Plan and, where applicable, shall include an Incentive
Stock Option.

     "Optionee" shall mean an Employee to whom an Option is granted.

     "Plan" shall mean this Amended and Restated Equity
Incentive Plan for Key Employees.

     "Restricted Stock Award" shall mean an award of restricted Common Stock of the Company granted under the provisions of Section 5(d) of the Plan.

     "Restricted Unit Award" shall mean an Award of restricted units granted under the provisions of Section 5(e) of the Plan.

     "Retirement" shall mean a Termination of Employment by reason of the Employee's retirement at or after his or her earliest permissible retirement date pursuant to and in accordance with his or her employer's regular retirement plan or practice.

     "Secretary" shall mean the Corporate Secretary or an Assistant Secretary of the Company.

     "Stock Appreciation Right" shall mean a right granted under the provisions of Section 6 of the Plan.

     "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     "Termination of Employment" shall mean a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Total Disability or Retirement or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate.

     "Total Disability" shall mean permanent and total disability as determined in accordance with Section 72(m)(7) of the Code.


                        2.  ADMINISTRATION

     (a) Appointment of Committee. The Committee shall consist of at least three Directors, appointed by and holding office at the pleasure of the Board. No Options, Stock Appreciation Rights or Awards may be granted to any member of the Committee during the term of his or her membership on the Committee. A Director shall be eligible to serve on the Committee only if he or she is not then eligible and has not at any time within one year prior thereto been eligible for selection as a person (i) to whom Options or Awards may be granted or (ii) to whom stock may be allocated or (iii) to whom stock options may be granted pursuant to any other plan of the Company or of any Affiliate entitling the participants therein to acquire stock of the Company or any Affiliate; provided, however, that a Director may participate in and be eligible to receive stock, awards and/or options pursuant to any other plan of the Company or of any Affiliate if such participation or eligibility would not disqualify the Director from being a "disinterested person" for purposes of Rule 16b-3 under the Securities Exchange Act. The duties and responsibilities of the Committee may be assigned by the Board to a standing committee of the Board; provided, however, that all of the members of such standing committee must satisfy all of the eligibility requirements set forth above for membership on the Committee.

     (b) Duty and Power of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to determine which Employees are key Employees and to interpret the Plan, the Options, the Stock Appreciation Rights and the Awards, and to adopt rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.

     (c) Matters Relating to Termination of Employment. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from Retirement or Total Disability, and all questions of whether particular leaves of absence constitute Terminations of Employment.

     (d) Transfer Restrictions. The Committee, in its absolute discretion, may impose such restrictions on the transferability of the stock issued upon the exercise of an Option or issued as an Award as it deems appropriate, and any such restrictions shall be set forth in the respective Option or Award agreement and may be referred to on the certificates evidencing such shares.

     (e) Committee Actions. The Committee may act either by vote of a majority of its members at a meeting or by a memorandum or other written instrument signed by all members of the Committee.

     (f) Compensation; Professional Assistance; Good Faith Actions. Members of the Committee may receive reasonable compensation for their services as members, and all expenses and liabilities they incur in connection with the administration of the Plan shall be borne by the Company.
The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, or other persons. The Committee, the Company and officers and directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees, Grantees, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, the Options, the Stock Appreciation Rights or the Awards, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

                  3.  SHARES SUBJECT TO THE PLAN

     (a) Limitations. The shares of stock issuable pursuant to Options, Stock Appreciation Rights, Restricted Stock Awards or Restricted Unit Awards shall be shares of the Company's $1.00 par value Common Stock. The total number of such shares that may be subject to Options, Stock Appreciation Rights and Awards granted under the Plan shall not exceed 3,050,000 in the aggregate. Moreover, no key Employee shall be granted Options, Stock Appreciation Rights or Awards with respect to a number of shares, determined on a cumulative basis, that exceeds 90% of the aggregate number of shares that are available to be issued under the Plan pursuant to this Section 3(a).

     (b) Effect of Unexercised or Cancelled Options or Stock Appreciation Rights, Unvested Restricted Stock or Unit Awards. If an Option, Stock Appreciation Right or Award expires or is cancelled for any reason without having been fully exercised or vested, the number of shares or units subject to such Option, Stock Appreciation Right or Award that were not purchased or did not vest prior to such expiration or cancellation may again be made subject to an Option, a Stock Appreciation Right or an Award granted hereunder (to the same Optionee or Grantee or to a different Optionee or Grantee), provided that a surrender of all or part of an Option in connection with the exercise of a Stock Appreciation Right shall not be considered a termination and the shares covered by such Option or the surrendered portion may not be reallocated by the Committee.

     (c) Changes in Company's Shares. In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, spin-off or combination of shares, appropriate adjustments shall be made by the Committee in the aggregate number and kind of shares and units that may be issued on exercise of Options or Stock Appreciation Rights or granted as Awards.

                       4.  STOCK OPTIONS

     (a)  Granting of Options.

         (1) Eligibility. Any key Employee of the Company or of any corporation which is then an Affiliate shall be eligible to be granted Options.

         (2)  Granting of Options.

              (A)  Subject to the provisions of Section
4(a)(2)(C), the Committee shall from time to time, in its absolute discretion:

                  (i)  Select from among the eligible key
Employees Employees to whom Options should be granted and determine the number of shares to be subject to such options.

                 (ii)  Determine the terms and conditions of
such Options, consistent with the Plan.

                (iii)  Determine whether such Options are to
be Incentive Stock Options or not, provided any Incentive
Stock Option must meet all the applicable requirements of
Section 422 of the Code.

              (B) Upon the selection of a key Employee to be granted an Option, the Committee shall authorize the Company to grant such Option and may impose such conditions on the grant of such Option, as it deems appropriate.

              (C) Among the factors that the Committee shall take into account in determining to whom Options should be granted and the number of shares to be subject to such Options shall be the losses, if any, incurred by eligible key Employees due to the cancellation of their non-vested and unexercised vested options previously issued under the stock option plans maintained by Transamerica Corporation.

     (b)  Terms of Options.

          (1)  Option Agreement.  Each Option shall be
evidenced by a written stock option agreement which shall be executed by the Optionee and the Company and which shall contain the terms and conditions determined by the Committee. Notwithstanding anything to the contrary in the Plan, stock option agreements evidencing Incentive Stock Options shall contain such terms and conditions, among others, as may be necessary in the opinion of the Committee to qualify them as Incentive Stock Options under Section 422 of the Code.

          (2) Option Price. The price of the shares subject to each Option shall be set by the Committee; provided, however, that the price shall not be less than 100% of the Fair Market Value for such shares on the date the Option is granted as determined by the Committee.

          (3) Date of Grant. The date on which an Option shall be granted shall be the date of the Committee's authorization of such grant or such later date as may be determined by the Committee at the time such grant is authorized.

          (4)  Commencement of Exercisability.

               (A)  Except as may be otherwise provided in
the stock option agreement evidencing an Option or as may be otherwise determined by the Committee, no Option may be exercised in whole or in part during the first year after such Option is granted.

               (B)  Subject to the provisions of Section
4(b)(4)(A) and (C), Options shall become exercisable at such times and in such installments (which may be cumulative) as the Committee shall provide in the terms of each individual Option; provided, however, that in the stock option agreement evidencing an Option or after an Option is granted, the Committee may, on such terms and conditions as it may determine to be appropriate and notwithstanding the provisions of Section 4(b)(4)(A) and (C), accelerate the time at which such Option or any portion thereof may be exercised.

               (C)  No portion of an Option which is
unexercisable (except an Incentive Stock Option which is unexercisable solely by virtue of the sequential exercise restriction contained in Section 4(b)(10)(C)) at the time of the Optionee's Termination of Employment shall thereafter become exercisable; provided, however, that this does not limit the discretion of the Committee to provide in the terms of an Option that there will be an acceleration of exercisability upon the occurrence of certain types of Terminations of Employment.

          (5) Replacement Options. The Committee, in its absolute discretion, may grant to holders of outstanding Options, in exchange for the surrender and cancellation of such Options, new Options having option prices lower (or higher) than the option price provided in the Options so surrendered and cancelled and containing such other terms and conditions as the Committee may deem appropriate.

          (6)  Expiration of Options.

               (A)  Except as otherwise provided in Section
4(b)(6)(B), each Option shall terminate on the expiration of ten years from the date the Option was granted. Notwithstanding the foregoing or any other provision of the Plan, no Incentive Stock Option may be exercised after the expiration of ten years from the date the Option was granted.

               (B) Each Option or portion thereof which has become exercisable may be exercised until the first to occur of the following events:

                   (i)  The expiration of three months from
the date of the Optionee's Termination of Employment unless such Termination of Employment results from the Optionee's death, Total Disability or Retirement, and except as provided in (iv) below; or

                  (ii)  The expiration of three years from
the date of the Optionee's Termination of Employment by reason of Total Disability; provided no Incentive Stock Option may be exercised after the expiration of one year from the Optionee's Termination of Employment by reason of Total Disability, and except as provided in (iv) below; or

                 (iii)  The expiration of three years from
the date of the Optionee's Retirement; provided no Incentive Stock Option may be exercised after the expiration of three months from the date of the Optionee's Retirement, and except as provided in (iv) below; or

                  (iv)  The expiration of one year from the
date of the Optionee's death, if such death occurs while the Optionee is in the employ of the Company or an Affiliate or within the three-month, one-year or three-year period referred to in (i), (ii) or (iii) above, whichever is applicable.

              (C)  Subject to the provisions of subparagraphs
(A) and (B) of this Section 4(b)(6), the Committee shall provide, in the terms of each individual Option, when such Option expires and becomes unexercisable.

          (7)  Consideration.  In consideration of the
granting of the Option, the Optionee shall agree, in the written stock option agreement, to remain in the employ of the Company or an Affiliate for a period of at least one year after the Option is granted.

          (8) Adjustments in Outstanding Options. In the event that the outstanding shares of the stock subject to Options are increased or decreased or changed into or exchanged for a different number or kind of shares of the Company, or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, spin-off or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in option price per share and provided that any such adjustment in respect to an Incentive Stock Option shall be made in such manner as not to constitute a "modification" as defined in
Section 425 of the Code. Any such adjustment made by the Committee shall be final and binding upon all Optionees, the Company and all other interested persons.

          (9) Change of Control. In its absolute discretion and on such terms and conditions as it deems appropriate, and notwithstanding the provisions of Section 4(b)(4), the Committee may provide in the terms and conditions of any Option that such Option may be exercised at any time on or following a Change of Control.

         (10)  Certain Additional Provisions for Incentive
Stock Options. Notwithstanding anything to the contrary in the Plan, each Incentive Stock Option must meet the following requirements:

               (A)  The Optionee at the time the Option is
granted is an Employee of the Company or a Subsidiary of the Company.

               (B) The Optionee (together with persons whose stock ownership is attributed to the Optionee pursuant to
Section 425(d) of the Code) at the time the Option is granted does not own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Subsidiaries.

               (C) If granted prior to January 1, 1987, the Option by its terms is not exercisable while there is outstanding (within the meaning of Section 422 of the Code) any other Incentive Stock Option which was granted before the granting of such Option to the Employee to purchase stock in the Company or any Subsidiary of the Company (within the meaning of Section 425 of the Code) or in a predecessor corporation of any such corporations.

               (D) If granted prior to January 1, 1987, the aggregate Fair Market Value (determined as of the time the Option is granted) of the stock for which any Employee is granted Incentive Stock Options in any calendar year prior to January 1, 1987 (under all plans of the Company and its Subsidiaries) shall not exceed $100,000 plus any unused limit carryover in such year as determined under Section 422 of the Code.

               (E)  If granted after December 31, 1986, no
Option may be granted to an Employee which, when aggregated with all other Incentive Stock Options granted after December 31, 1986 to such Employee by the Company and its Subsidiaries, would result in stock having an aggregate Fair Market Value (determined for each share of stock as of the time the Option covering such share is granted) in excess of $100,000 becoming first available for purchase upon exercise of the Option during any calendar year.

               (F) The Option may not be exercised after the expiration of three months after the Optionee ceases to be employed by the Company or a Subsidiary.

          (11) Substitute Options. Options may be granted under the Plan from time to time in substitution for Options held by employees of other corporations who are about to become Employees of the Company as the result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company or any Affiliate of the assets of the employing corporation or the acquisition by the Company or any Affiliate of stock of the employing corporation as a result of which it becomes an Affiliate of the Company. The terms and conditions of substitute Options so granted may vary from the terms and conditions set forth in the Plan to such extent as the Committee at the time of grant may deem appropriate in order to conform, in whole or in part, to the provisions of the options in substitution for which Options are being granted, but no such variation shall be such as to affect the qualified status of any such Option which has been granted in substitution for an incentive stock option under Section 422 of the Code.

     (c)  Exercise of Options.

          (1) Person Eligible to Exercise. During the lifetime of the Optionee, only he or she may exercise an Option granted to him or her or any portion thereof. After the death of the Optionee, any exercisable portion of an Option may be exercised by his or her personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution. The Company may require appropriate proof from any such other person of his or her right or power to exercise the Option or any portion thereof.

          (2) Fractional Shares; Partial Exercise. The Company shall not be required to issue fractional shares on exercise of an Option and the Committee may, by the terms of the Option, require any partial exercise thereof to be with respect to a specified minimum number of shares.

          (3) Manner of Exercise. An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his or her office of all of the following:

               (A) Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that such Option or portion is exercised, such notice complying with all applicable rules established by the Committee;

               (B)  Full cash payment for the shares with
respect to which such Option or portion is thereby exercised and which are to be delivered to him or her pursuant to such exercise; provided, at the discretion of the Committee, payment may be made in whole or in part in shares of Common Stock of the Company which Common Stock will be valued at its then Fair Market Value as determined by the Committee or in whole or in part pursuant to such other arrangement, including any deferred payment arrangement or simultaneous exercise and sale arrangement, as the Committee, in its absolute discretion, determines; and

               (C) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars.

          (4) Right to Elect to Pay Profit or to Credit Profit in Lieu of Delivering Option Shares. The Committee, in its absolute discretion, may elect (in lieu of delivering all or a portion of the shares of Common Stock as to which an Option has been exercised) if the Fair Market Value of the Common Stock exceeds the exercise price of the Option (i) to pay the Optionee in cash or in shares of the Company's Common Stock, or a combination of cash and Common Stock, an amount equal to the excess of the Fair Market Value of the Company's Common Stock on the exercise date over the option price or, in the case of an Option which is not an Incentive Stock Option, (ii) to defer payment and to credit the amount of such excess on the Company's books for the account of the Optionee and either (a) to treat the amount in such account as if it had been invested in the manner from time to time determined by the Committee, with dividends or other income thereon being deemed to have been so reinvested or (b) for the Company's convenience, to contribute the amount in such account to a trust, which may be revocable by the Company, for investment in the manner from time to time determined by the Committee and set forth in the instrument creating such trust. The election pursuant to this Section 4(c)(4) shall be made by giving written notice to the Optionee (or other person exercising the Option). Shares of the Company's Common Stock paid pursuant to this subparagraph will be valued at the Fair Market Value on the exercise date. For purposes of any cash payment to an Optionee who is subject to
Section 16(b) of the Securities and Exchange Act of 1934 and who exercises an Option during a "window period," for purposes of this Section 4(c)(4) the Fair Market Value of the Common Stock on the exercise date shall be deemed to be that value determined by the Committee in its discretion which is not less than the lowest Fair Market Value, nor more than the highest Fair Market Value, of a share of Common Stock on any day during such "window period." "Window period" shall mean the ten-day period defined in Rule 16b-3(e)(3) under the Securities and Exchange Act of 1934. For purposes of the limitations in Section 3(a), the number of shares which are paid or credited pursuant to this Section 4(c)(4) shall not be counted, but the full number of shares as to which the Option was exercised shall be counted even though the Committee has made an election under this Section 4(c)(4) in respect to some or all of the shares.

          (5) Conditions to Issuance of Stock Certificates. The shares of Common Stock deliverable upon exercise of an Option, or any part thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

               (A)  The admission of such shares to listing
on all stock exchanges on which such class of stock is then listed;

               (B)  The completion of any registration or
other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Company shall, in its absolute discretion, deem necessary or advisable;

               (C)  The obtaining of any approval or other
clearance from any state or federal governmental agency which the Company shall, in its absolute discretion, determine to be necessary or advisable;

               (D)  The provision for any income tax
withholding which the Company shall, in its absolute discretion, determine to be necessary or advisable; and

               (E)  The lapse of such reasonable period of
time following the exercise of the Option as the Company may determine, in its absolute discretion, from time to time to be necessary or advisable for reasons of administrative convenience.

          (6) Rights of Stockholders. An Optionee shall not be, nor have any of the rights or provisions of, a stockholder of the Company in respect to any shares which may be purchased upon the exercise of any Option or portion thereof unless and until certificates representing such shares have been issued by the Company to such Optionee.

                             5.  AWARDS

     (a) Eligibility. Any key Employee of the Company or of any corporation which is then an Affiliate shall be eligible to be granted awards.

     (b) Award Procedure. The Committee shall from time to time in its absolute discretion:

          (1) Select from among the eligible key Employees the Employees to whom awards shall be granted, determine whether such awards are to be Restricted Stock Awards or Restricted Unit Awards (or both) and determine the number of shares or units to be covered by such awards; and

          (2) Determine the terms and conditions of such Awards, consistent with the Plan.

     (c) Award Agreements. Each Award shall be evidenced by a written agreement, executed by the Grantee and the Company, which shall contain such restrictions, terms and conditions as the Committee may require and (without limiting the generality of the foregoing) such agreements reflecting Restricted Stock Awards may impose an escrow condition and/or require that an appropriate legend be placed on share certificates.

     (d)  Restricted Stock Awards.

          (1) Shares Subject to Award. The shares of Common Stock awarded as a Restricted Stock Award may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such awarded shares shall be issued in the name of the Grantee and delivered to him or her (or the escrow holder, if any) as soon as reasonably practicable after the Award is made (and after the Grantee has executed the Award agreement and any other documents which the Committee, in its absolute discretion, may require) without the payment of any cash consideration by such Grantee. Unless and until the shares so awarded to the Grantee shall have vested in the manner set forth in Section 5(f), below, such shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated. Upon the Termination of Employment of the Grantee, all of such shares which are not then vested shall thereupon be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company. The Committee may also impose such other restrictions and conditions on the shares as it deems appropriate.

          (2)  Rights as Stockholder.

               (A)  Upon delivery of the shares of Common
Stock awarded to the Grantee (or the escrow holder, if any) as a Restricted Stock Award, the Grantee shall have all the rights of a stockholder with respect to such shares, including the right to vote the shares and receive all dividends, or other distributions paid or made with respect to the shares.

               (B) In the event that as a result of a stock dividend, stock-split, reclassification, recapitalization, combination of shares or the adjustment in the capital stock of the Company or otherwise, or as a result of a merger, consolidation, spin-off or other reorganization, the Company's Common Stock shall be increased, reduced or otherwise changed, and by virtue of any such change a Grantee shall in his or her capacity as owner of unvested shares of stock which have been awarded to him or her as a Restricted Stock Award (the "prior shares") be entitled to new or additional or different shares of stock or securities (other than rights or warrants to purchase securities); such new or additional or different shares or securities shall thereupon be considered to be unvested Restricted Stock Awards and shall be subject to all of the conditions and restrictions which were applicable to the prior shares pursuant to the Plan.

               (C) If a Grantee receives rights or warrants with respect to any shares which were awarded to him or her as Restricted Stock Awards, such rights or warrants or any shares or other securities acquired by the exercise of such rights or warrants may be held, exercised, sold or otherwise disposed of by the Grantee free and clear of the restrictions and obligations provided in the Plan.

     (e)  Restricted Unit Awards.

          (1) Restricted Unit Account. In the case of Restricted Unit Awards, no shares of Common Stock shall be issued to the Grantee at the time the Award is made, and no fund shall be set aside by the Company for the payment of any such Award; but rather the Company shall establish and maintain a separate written account for each Grantee and shall record in such account the number of Restricted Units awarded to such Grantee. Whenever the Company pays a cash dividend upon its Common Stock, there shall be credited to each such Grantee's account an amount equal to the cash dividend paid upon one share of Common Stock for each Restricted Unit then in his or her account (hereinafter referred to as "Dividend Equivalents").

          (2) Payment of Restricted Units. Each Restricted Unit Award agreement shall specify a date or dates on which payment of the value of vested Restricted Units (and Dividend Equivalents with respect to such vested Restricted Units) in the Grantee's account is to be made. As soon as reasonably practicable after the payment date, the Company shall deliver to the Grantee one share of the Company's Common Stock for each vested Restricted Unit credited to his or her account and cash equal to the vested Dividend Equivalents credited to his or her account; provided, however that the Committee may, in its absolute discretion, elect to pay the Grantee cash or part cash and part Common Stock in lieu of delivering only Common Stock for the vested Restricted Units. If a cash payment is made in lieu of delivering Common Stock the amount of such cash payment shall (in respect to each vested Restricted Unit for which a cash payment is to be made) be equal to the Fair Market Value of the Company's Common Stock on the payment date. The shares of Common Stock delivered in payment, in whole or in part, of a Restricted Unit may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Payments to be made hereunder shall, if the Grantee is then deceased, be made to the Grantee's estate or others as may be designated in writing by the Grantee, with the approval of the Committee.

          (3) Deferral of Payment. The Restricted Unit Award agreement may permit a Grantee to request the payment of vested Restricted Units (and Dividend Equivalents with respect to such Restricted Units) be deferred beyond the payment date specified in the agreement. It shall be at the Committee's sole discretion whether or not to permit such deferment and to specify the terms and conditions which are not inconsistent with the Plan, to be contained in the agreement. In the event of such deferment, the Committee may determine that interest shall be credited annually on the Dividend Equivalents at a rate to be determined by the Committee. The Committee may also determine to compound such interest.

          (4) Adjustments in Capitalization. The Committee shall make an appropriate adjustment in the number of kind of Restricted Units then credited to the account or accounts of any Grantee due to changes in the Company's outstanding Common Stock by reason of a merger, consolidation, spin-off or other reorganization, recapitalization, reclassification, stock split-up, stock dividend, or combination of shares and any such adjustment made by the Committee shall be final and binding upon all Grantees, the Company and all other interested persons.

          (5) No Trust Fund. Grantees of Restricted Unit Awards shall not have any interest in any fund or specific asset of the Company by reason of such Award. No trust fund shall be created in connection with the Plan or any Restricted Unit Award thereunder, and there shall be no required funding of amounts which may become payable under any such Award.

     (f) Vesting of Awards. Shares awarded as Restricted Stock Awards and units awarded as Restricted Unit Awards (including Dividend Equivalents with respect to such Restricted Unit Awards) shall vest at such time or times and on such terms, conditions and performance criteria, as the Committee may determine; provided, however, that (i) no such shares or units shall vest until 12 months from the date of Award and (ii) the vesting of such shares or units shall occur only if the Grantee on the date of the vesting is then and has continuously been an Employee from the date of the Award. In the event of Termination of Employment as a result of the death or Total Disability of a Grantee, the Committee, in its absolute discretion, may determine that the unvested portion of some or all shares awarded to him or her as Restricted Stock Awards and some or all units awarded to him or her as Restricted Unit Awards (including unvested Dividend Equivalents) shall thereupon immediately vest. The Committee may also decide at any time in its absolute discretion and on such terms and conditions as it deems appropriate, to accelerate the vesting of shares awarded as Restricted Stock Awards and units awarded as Restricted Unit Awards (including unvested Dividend Equivalents).

                6.  STOCK APPRECIATION RIGHTS

     (a) Eligibility. Any key Employee of the Company or of any corporation which is then an Affiliate shall be eligible to be granted Stock Appreciation Rights.

     (b) Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Committee under the Plan in connection with an Option, either at the time of grant or by amendment to the related stock option agreement. Each Stock Appreciation Right shall be subject to the same terms and conditions as the related Option and to such additional conditions as the Committee shall determine, shall be exercisable only to the extent the Option is exercisable and shall become nonexercisable and be forfeited if and to the extent the related Option is exercised or becomes unexercisable.

     (c) Exercise of Stock Appreciation Rights. A Stock Appreciation Right shall entitle the Optionee to surrender to the Committee unexercised the related Option, or any portion thereof, and to receive from the Company in exchange therefor a cash payment and/or Common Stock having an aggregate Fair Market Value equal to the excess of the Fair Market Value of one share of Common Stock over the option price per share provided for in the related Option, multiplied by the number of shares called for by the Option, or portion thereof, which is surrendered. The Committee shall have the sole discretion to determine the form in which payment is to be made upon the exercise of a Stock Appreciation Right (i.e., whether in cash, in shares of Common Stock or partly in cash and partly in shares). In no event will fractional shares be issued but cash will be paid in lieu thereof.

     (d) Window Period Exercises for Cash. Notwithstanding the provisions of Section 6(c), above, the Committee shall have the ability, in its discretion, to fix the Fair Market Value of a share of Common Stock for purposes of determining the amount of cash and the number of shares, if any, to be received upon the exercise of a Stock Appreciation Right during any "window period" (which consists of a period beginning on the third business day following the date of release of quarterly or annual sales and earnings information by the Company and ending on the twelfth business day following such release date) for payment wholly or partly in cash at an amount not greater than the highest Fair Market Value, nor less than the lowest Fair Market Value, of a share of Common Stock during such window period.

     (e) Relation to Options. Stock Appreciation Rights shall be exercisable at such time as may be determined by the Committee, provided that a Stock Appreciation Right shall not be exercisable prior to the time the related Option could be exercised and, except in the event of death or Total Disability, shall not be exercisable for a period of six months from the date of grant of such right. A Stock Appreciation Right may be exercised in whole or in part only upon surrender of a proportionate part of the related Option by the Optionee.

     (f)  Expiration or Termination.  Each Stock Appreciation
Right and all rights and obligations thereunder shall terminate and may no longer be exercised upon the termination or exercise of the related Option.

     (g) Shares May Be Used Only Once. Shares subject to an Option to which a Stock Appreciation Right is related shall be used not more than once to calculate the cash or shares to be received by the Optionee pursuant to an exercise of such Stock Appreciation Right.

     (h) Effect of Death or Other Termination of Employment. In the event of the Termination of Employment of a recipient of a Stock Appreciation Right, his or her Stock Appreciation Right shall be exercisable only to the extent and upon the conditions that the related Option is exercisable under the applicable provisions of Section 4(b)(6) hereof.

     (i) Adjustment in Outstanding Options. In the event that the Options to which any Stock Appreciation Rights are related are adjusted pursuant to the provisions of Section 4(b)(8), then the Committee shall make an appropriate and equitable adjustment in the number of such Stock Appreciation Rights, to the end that after such event the Optionee shall be in the same position with respect to the Options as he or she was prior to the occurrence of such event.

                 7.  MISCELLANEOUS PROVISIONS

     (a) Options, Stock Appreciation Rights and Awards Not Transferable. No Option or interest or right therein or part thereof and no Stock Appreciation Right, Restricted Stock Award or Restricted Unit Award shall be liable for the debts, contracts, or engagements of the Optionee, Grantee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 7(a) shall prevent transfers by will or by the applicable laws of descent and distribution.

     (b) Employment. Nothing in the Plan or in any Option, Stock Appreciation Right or Award shall confer upon any Employee the right to continue in the employ of the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company and Affiliates to discharge any Employee at any time for any reason whatsoever, with or without good cause.

     (c) Effect of a Change of Control. The Committee may, in its absolute discretion, provide that in the event of a Change of Control, some or all shares and units awarded under the Plan as Restricted Stock Awards or Restricted Unit Awards including unvested Dividend Equivalents shall immediately vest.

     (d) Amendment, Suspension or Termination of the Plan. The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company's stockholders given within 12 months before or after the action by the Board or the Committee, no action of the Committee or Board may, except as provided in
Section 3(c), increase the limits imposed in Section 3(a) on the maximum number of shares which may be the subject of Options, Stock Appreciation Rights and Awards granted under the Plan, amend Section 4(b)(6)(A) or (B) to permit the exercise of an Option after expiration of ten years from the date the Option was granted, or extend the limit imposed in this subsection on the period during which Incentive Stock Options may be granted or otherwise materially increase the benefits accruing to participants under the Plan. Neither the amendment, suspension, nor termination of the Plan shall, without the consent of the Optionee or the Grantee, alter or impair any rights or obligations under any Option, Stock Appreciation Right or Award theretofore granted. No Option, Stock Appreciation Right or Award may be granted during any period of suspension nor after termination of the Plan, and in no event may any Option intended to be an Incentive Stock Option be granted under the Plan more than ten years after the date the adoption of the Plan was approved by the Board.

     (e) Effect upon Other Compensation Plans. The adoption of the Plan shall not affect any other stock option, compensation or incentive plans in effect for the Company or any Affiliate and the Plan shall not preclude the Board from establishing any other forms of incentive or compensation for Employees of the Company or any Affiliate.

     (f) Compliance with Rule 16b-3. To the extent that Rule 16b-3 under the Securities Exchange Act of 1934 applies to Options or Awards granted under the Plan, it is the intent of the Company that the Plan comply in all respects with the requirements of Rule 16b-3, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if the Plan shall not so comply, whether on the date of adoption or by reason of any later amendment to or interpretation of Rule 16b-3, the provisions of the Plan shall be deemed to be automatically amended so as to bring them into full compliance with such rule.

     (g) Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.











                        IMO INDUSTRIES INC.

                    1995 EQUITY INCENTIVE PLAN
                       FOR OUTSIDE DIRECTORS


     IMO INDUSTRIES INC., a corporation organized under the laws of the State of Delaware, hereby sets forth the 1995 Equity Incentive Plan for Outside Directors. The Plan provides for the grant of restricted stock awards and nonqualified stock options to Outside Directors. The Plan shall become effective upon the approval of the Plan by stockholders of the Company in accordance with Section 6(d).

     1. Definitions. Whenever the following terms are used in the Plan they shall have the meanings specified below unless the context clearly indicates to the contrary:

     "Board" shall mean the Board of Directors of the Company.

     "Change in Control" shall mean a change in the power to direct or cause the direction of the management and policies of the Company arising from (1) any "person" (including a "person" as defined in Sections 13(d)(3) and 14(d) of the Exchange Act) becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities or (2) more than 50% of the assets of the Company being disposed of by the Company pursuant to a partial or complete liquidation of the Company, a sale of assets (including stock of a subsidiary or subsidiaries) of the Company or otherwise.

     "Code" shall mean the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall include such section, any valid regulation promulgated thereunder and any comparable provision of any future legislation amending, supplementing or superseding such section.

     "Common Stock" shall mean the Common Stock, $1.00 par value, of the Company.

     "Company" shall mean Imo Industries Inc., a Delaware corporation.

     "Director" shall mean a member of the Board.

     "Exchange Act" shall mean the Securities Exchange Act of
1934, as amended.

     "Fair Market Value" shall mean the average between the highest and lowest sale prices of the Company's Common Stock quoted in the New York Stock Exchange Composite Transactions Index (the "Index") for the date in question, as published in The Wall Street Journal. If no sale prices are quoted in the Index for such date, the next preceding date for which such sale prices are quoted shall be used.

     "Grantee" shall mean an Outside Director to whom a Restricted Stock Award is granted.

     "Option" shall mean an option granted under the provisions of Section 4 of the Plan to purchase Common Stock of the Company.

     "Optionee" shall mean an Outside Director to whom an Option is granted.

     "Outside Director" shall mean a Director who, at the time he becomes a Director, is not also an employee of the Company or any affiliate of the Company.

     "Plan" shall mean this 1995 Equity Incentive Plan for
Outside Directors.

     "Restricted Stock Award" shall mean a restricted stock award granted under the provisions of Section 5 of the Plan.

     "Secretary" shall mean the Corporate Secretary or an Assistant Secretary of the Company.

     "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     "Termination of Service" shall mean a cessation of an Outside Director's service as a member of the Board, whether as a result of resignation, failure to be reelected, removal for cause, death or any other reason.

     "Total Disability" shall mean a permanent and total disability as determined in accordance with Section 72(m)(7) of the Code.

     2.  Administration.

     (a) Administration by the Board. The Plan shall be administered by the Board.

     (b) Duty and Power of Board Under the Plan. It shall be the duty of the Board to conduct the general administration of the Plan in accordance with its provisions. The Board shall have the power to interpret the Plan, the Options and the Restricted Stock Awards and to adopt rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Board shall not have any discretion to determine who will be granted Options or Restricted Stock Awards or to determine the number of Options or Restricted Stock Awards to be granted to any Outside Director, the timing of such grant or the exercise price of any Option.

     (c) Board Actions. The Board may act either by vote of a majority of its members present at a meeting of the Board at which a quorum is present or by a memorandum or other written instrument signed by all members of the Board.

     (d) Compensation; Professional Assistance; Good Faith Actions. Members of the Board shall not receive any compensation for their services in administering the Plan, but all expenses and liabilities they incur in connection with the administration of the Plan shall be borne by the Company. The Board may employ attorneys, consultants, accountants or other persons. The Board, the Company and the officers and directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon all Optionees and Grantees, the Company and all other interested persons. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Board shall be fully protected and indemnified by the Company in respect to any such action, determination or interpretation.

     3.  Shares Subject to the Plan.

     (a) Limitations. The shares of stock issuable pursuant to Options or Restricted Stock Awards shall be shares of the Company's Common Stock. The total number of such shares that may be subject to Options or Restricted Stock Awards granted under the Plan shall not exceed 240,000 in the aggregate.

     (b) Effect of Unexercised or Cancelled Options. If an Option expires or is cancelled for any reason without having been fully exercised or vested, the number of shares subject to such Option which were not purchased or did not vest prior to such expiration or cancellation may again be made subject to an Option or Restricted Stock Award granted hereunder.

     (c) Changes in the Company's Shares. In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend (either in shares of the Company's Common Stock or of another class of the Company's stock), spin-off or combination of shares, appropriate adjustments shall be made by the Board in the aggregate number and kind of shares that may be issued on exercise of Options or upon the grant of Restricted Stock Awards.

     4.  Stock Options.

     (a)  Granting of Options.

          (i) Eligibility. Each Outside Director shall be eligible to be granted Options.

         (ii) Granting of Options. Each Outside Director on the first business day following the election of directors at each annual meeting of stockholders of the Company shall, on such date, be granted an Option for the purchase of 4,000 shares of Common Stock. Each person appointed or elected an Outside Director after the first business day following the election of directors at each annual meeting of stockholders of the Company but on or before December 31 of such year shall, on the business day following the date of appointment or election to the Board, be granted an Option for the purchase of 4,000 shares of Common Stock.

        (iii) Form of Option. All Options granted under this Plan shall be non-statutory options not intended to qualify under Section 422 of the Code.

     (b)  Terms of Options.

          (i)  Option Agreement.  Each Option shall be
evidenced by a written stock option agreement that shall be executed by the Optionee and the Company and that shall contain such terms and conditions as the Board determines are required by the Plan.

         (ii) Option Price. The exercise price of the shares subject to each Option shall be 100% of the Fair
Market Value for such shares on the date the Option is granted.

        (iii) Date of Grant. The date on which an Option shall be granted shall be the date determined under Section
4(a)(ii).

         (iv)  Commencement of Exercisability.

               (A) No Option may be exercised in whole or in part during the first year after such Option has been granted. Thereafter, except as otherwise provided in Section 4(b)(iv)(B) or 4(b)(vii), the Option shall become exercisable in four equal cumulative annual installments of 1,000 shares each, commencing on the first anniversary of the grant date and continuing on each of the next three anniversaries of the grant date.

               (B)  No portion of an Option that is
unexercisable at the time of the Optionee's Termination of Service shall thereafter become exercisable; provided, however, in the event that an Optionee's Termination of Service is due to the Optionee's retirement from the Board after reaching the age of 72 years in accordance with the By-Laws of the Company, all Options held by such Optionee shall become exercisable, if not otherwise exercisable, on the date of such Termination of Service.

          (v)  Expiration of Options.

               (A)  Except as otherwise provided in Section
4(b)(v)(B), each Option shall terminate on the expiration of ten years from the date the Option was granted.

               (B)  Each Option, or portion thereof, which
has become exercisable may be exercised until the expiration of three years from the date of the Optionee's Termination of Service, except that, in the event of an Optionee's removal for cause, all Options shall terminate immediately upon such Optionee's Termination of Service.

         (vi) Adjustment in Outstanding Options. In the event that the outstanding shares of the Common Stock of the Company are increased or decreased or changed into or exchanged for a different number or kind of shares of the Company, or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend (either in shares of the Company's Common Stock or of another class of the Company's stock), spin-off or combination of shares, the Board shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in Option price per share. Any such adjustment made by the Board shall be final and binding upon all Optionees, the Company and all other interested persons.

        (vii) Change in Control. In the event of a Change in Control each outstanding Option shall become immediately exercisable, regardless of whether the Option had otherwise become exercisable pursuant to Section 4(b)(iv).

     (c)  Exercise of Options.

          (i) Person Eligible to Exercise. During the lifetime of the Optionee, only he or she may exercise an Option granted to him or her or any portion thereof. After the death of the Optionee, any exercisable portion of an Option may be exercised by his or her personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution. The Company may require appropriate proof from any such other person of his or her right or power to exercise the Option or any portion thereof.

         (ii) Fractional Shares. The Company shall not be required to issue fractional shares on exercise of an Option.

        (iii) Manner of Exercise. An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his or her office of all of the following:

               (A) Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that such Option or portion is exercised, such notice complying with all applicable rules established by the Board;

               (B)  Full cash payment for the shares with
respect to which such Option or portion is thereby exercised and which are to be delivered to him or her pursuant to such exercise; provided, at the discretion of the Committee, payment may be made in whole or in part in shares of Common Stock of the Company which Common Stock will be valued at its then Fair Market Value or in whole or in part pursuant to such other arrangement, including simultaneous exercise and sale arrangement, as the Committee, in its absolute discretion, determines; and

               (C) Such representations and documents as the Board, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Board may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars.

         (iv) Conditions to Issuance of Stock Certificates. The shares of Common Stock deliverable upon exercise of an Option, or any part thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. In addition to the satisfaction of the other applicable provisions of the Plan, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

               (A)  The admission of such shares to listing
on all stock exchanges on which such class of stock is then listed;

               (B)  The completion of any registration or
other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Company shall, in its absolute discretion, deem necessary or advisable;

               (C)  The obtaining of any approval or other
clearance from any state or federal governmental agency which the Company shall, in its absolute discretion, determine to be necessary or advisable;

               (D)  The provision for any income tax
withholding which the Company shall, in its absolute discretion, determine to be necessary or advisable; and

               (E)  The lapse of such reasonable period of
time following the exercise of the Option as the Company may determine, in its absolute discretion, from time to time to be necessary or advisable for reasons of administrative convenience.

          (v) Rights of Stockholders. An Optionee shall not be, nor have any of the rights of, a stockholder of the Company in respect to any shares that may be purchased upon the exercise of any Option or portion thereof unless and until certificates representing such shares have been issued by the Company to such Optionee.

     5.  Restricted Stock Awards.

     (a)  Granting of Awards.

          (i) Eligibility. Each Outside Director shall be eligible to be granted Restricted Stock Awards.

         (ii) Granting of Awards. Each Outside Director shall be granted annual Restricted Stock Awards for the purchase of 1,000 shares of Common Stock, such Restricted
Stock Awards to be made in four installments of 250 shares each on the first business day of each calendar quarter, commencing July 1, 1995, provided that the Outside Director served as a member of the Board during any portion of the preceding calendar quarter.

     (b)  Terms of Restricted Stock Awards.

          (i) Restricted Stock Agreement. Each Restricted Stock Award shall be evidenced by a written Restricted Stock Agreement that shall be executed by the Grantee and the Company and that shall contain such restrictions, terms and conditions as are required by the Plan.

         (ii) Restrictions on Transfer. The shares of Common Stock comprising the Restricted Stock Awards may not be sold or otherwise transferred by the Grantee until the Grantee's Termination of Service. Although the shares of Common Stock comprising each Restricted Stock Award shall be registered in the name of the Grantee, physical possession and custody of the stock certificate representing such shares shall be retained by the Company until the Termination of Service of the Grantee, and the Company reserves the right to place a restricted legend on the stock certificate. Upon the Termination of Service of the Grantee, certificates representing the shares of Common Stock issued pursuant to all Restricted Stock Awards made to the Grantee hereunder shall be delivered to the Grantee. None of such shares of Common Stock shall be subject to forfeiture.

        (iii)  Rights as Stockholder.

               (A)  Subject to the restrictions on transfer
set forth in Section 5(b)(ii) hereof, a Grantee shall have all the rights of a stockholder with respect to the shares of Common Stock issued pursuant to Restricted Stock Awards made hereunder, including the right to vote the shares and receive all dividends and other distributions paid or made with respect to the shares.

               (B)  In the event of changes in the capital
stock of the Company by reason of stock dividends, split-ups or combinations of shares, reclassifications, mergers, consolidations, reorganizations or liquidations while the shares comprising a Restricted Stock Award shall be subject to restrictions on transfer, any and all new, substituted or additional securities to which the Grantee shall be entitled by reason of the ownership of a Restricted Stock Award shall be subject immediately to the terms, conditions and restrictions of the Plan.

               (C) If a Grantee receives rights or warrants with respect to any shares comprising a Restricted Stock Award, such rights or warrants or any shares or other securities acquired by the exercise of such rights or warrants may be held, exercised, sold or otherwise disposed of by the Grantee free and clear of the restrictions and obligations set forth in the Plan.

         (iv) Conditions to Issuance of Stock Certificates. The shares of Common Stock comprising a Restricted Stock Award, or any part thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. In addition to the satisfaction of the other applicable provisions of the Plan, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock comprising a Restricted Stock Award or portion thereof prior to fulfillment of all of the following conditions:

               (A)  The admission of such shares to listing
on all stock exchanges on which such class of stock is then listed;

               (B)  The completion of any registration or
other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Company shall, in its absolute discretion, deem necessary or advisable;

               (C)  The obtaining of any approval or other
clearance from any state or federal governmental agency which the Company shall, in its absolute discretion, determine to be necessary or advisable;

               (D)  The provision for any income tax
withholding which the Company shall, in its absolute discretion, determine to be necessary or advisable; and

               (E)  The lapse of such reasonable period of
time following the grant of the Restricted Stock Award as the Company may determine, in its absolute discretion, from time to time to be necessary or advisable for reasons of administrative convenience.

     6.  Miscellaneous Provisions.

     (a) No Assignment or Transfer. No Option or Restricted Stock Award, or interest or right therein or part thereof, shall be liable for the debts, contracts, or engagements of the Optionee or Grantee or his or her successors in interest nor shall they be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition is voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 6(a) shall prevent transfers by will or by the applicable laws of descent and distribution.

     (b) Amendment, Suspension or Termination of the Plan. The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, without approval of the Company's stockholders given within 12 months before or after the action by the Board, no action of the Board may, except as provided in Section 4(b)(vi), materially modify the requirements as to eligibility to participate in the Plan, increase the limits imposed in Section 3(a) on the maximum number of shares that may be the subject of Options and Restricted Stock Awards granted under the Plan, amend Section 4(b)(v)(A) or (B) to extend the period during which an Option may be exercised or otherwise materially increase the benefits accruing to Outside Directors under the Plan. The provisions of the Plan relating to the amount, price and timing of the grants of Options and Restricted Stock Awards shall not be amended more than once in any six-month period, other than to comport with changes in the Code. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the Optionee or Grantee, alter or impair any rights or obligations under any outstanding Option or Restricted Stock Award. No Option or Restricted Stock Award may be granted during any period of suspension nor after termination of the Plan.

     (c) Compliance with Rule 16b-3. To the extent that Rule 16b-3 under the Exchange Act applies to Options or Awards granted under the Plan, it is the intent of the Company that the Plan comply in all respects with the requirements of Rule 16b-3, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if the Plan shall not so comply, whether on the date of adoption or by reason of any later amendment to or interpretation of Rule 16b-3, the provisions of the Plan shall be deemed to be automatically amended so as to bring them into full compliance with such rule.

     (d) Stockholder Approval. Notwithstanding anything to the contrary set forth herein, no Option may be exercised and no Restricted Stock Award may be granted until the Plan shall have been approved by the affirmative vote of the holders of a majority of the shares of the Company's outstanding Common Stock present or represented and entitled to vote at a duly convened meeting of stockholders.

     (e) Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.






                       IMO INDUSTRIES INC.
                              PROXY

      ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 18, 1995

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints Thomas J. Bird and David C. Christensen, and each or either of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Imo Industries Inc. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Princeton Marriott, Forrestal Village, 201 Village Boulevard, Princeton, New Jersey, on Thursday, May 18, 1995 at 10 a.m. and at any adjournment thereof, as shown on the voting side of this card.

                                                     ________________

                                                        SEE REVERSE
                                                           SIDE
                                                     _________________


x	Please mark your votes as in this example.                  2327

This proxy will be voted as specified. If a choice is not specified, this proxy will be voted FOR the nominees for Class III Directors and FOR Proposals 2, 3 and 4.

1.	Election of all  nominees for Class III Directors listed hereon.

                     FOR                WITHHELD
                    /  /                  /  /

	  Nominees: 	Donald K. Farrar
              Donald C. Trauscht

For all nominees listed hereon, except vote withheld from the following nominee(s):


_________________________________________

2.	Amendment of the Equity Incentive Plan for Key Employees. The Board of
   Directors recommends a vote FOR this proposal.

              FOR            AGAINST           ABSTAIN
             /  /             /  /              /  /

3.	Approval of the 1995 Equity Incentive Plan for Outside Directors. The
   Board of Directors recommends a vote FOR this proposal.

             FOR             AGAINST           ABSTAIN
            /  /              /  /              /  /

4.	ELECTION OF ERNST & YOUNG LLP as the independent public accountants for the Company's 1995 fiscal year. The Board of Directors recommends a vote
   FOR this proposal.

            FOR              AGAINST           ABSTAIN
           /  /               /  /              /  /

5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof.


                 This proxy should be dated, signed by the stockholder exactly as his name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

                 Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                 _____________________________________________________

                 _____________________________________________________
                 SIGNATURE(S)                             	DATE